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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ingredion Incorporated
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

5 Westbrook Corporate Center, Westchester, Illinois 60154

April 2, 2013

Dear Stockholder:

        It is my pleasure to invite you to Ingredion Incorporated's 2013 Annual Meeting of Stockholders. This year's meeting will be held on Wednesday, May 15, 2013, at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Road and Wolf Road), in Westchester, Illinois. The annual meeting will be held solely to vote on each of the matters described in the proxy statement, which follows. We do not expect any other business will be transacted.

        We are pleased again to be taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders on the Internet. This rule allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On April 2, 2013, we mailed to most of our stockholders a notice containing instructions on how to access our proxy statement and 2012 Annual Report to Stockholders and to vote online. Other stockholders continue to receive a copy of the proxy statement and annual report by mail. The notice and the proxy statement contain instructions on how you can request a paper or e-mail copy of the proxy statement and annual report, if you only received a notice by mail, and the proxy statement contains instructions on how you can elect to receive your proxy statement and annual report electronically by e-mail, if you received them by mail this year.

        Your vote is important, whether or not you plan to attend the meeting, and we encourage you to vote promptly. You may vote your shares on the Internet or via a toll-free telephone number. Alternatively, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the proxy statement and the proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form or notice provided by the record holder.

        We look forward to seeing you at the annual meeting.

Sincerely,

Ilene S. Gordon Chairman, President and Chief Executive Officer

Ingredion Incorporated
5 Westbrook Corporate Center
Westchester, Illinois 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2013 Annual Meeting of Stockholders of Ingredion Incorporated will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Road and Wolf Road), in Westchester, Illinois, on Wednesday, May 15, 2013, at 9:00 a.m., local time, for the following purposes:

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  to elect the ten nominees who are named in the attached proxy statement to serve as directors for a term of one year, including nine current directors whose terms are expiring at the annual meeting,

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  to approve, by advisory vote, the compensation of the company's "named executive officers,"

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  to ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2013, and

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  to transact other business, if any, that is properly brought before the meeting and prior to any adjournment or adjournments thereof.

        Stockholders of record at the close of business on March 19, 2013 will be entitled to vote at the meeting and at any adjournment or adjournments of the meeting.

        Attendance at the meeting will be limited to stockholders, those holding proxies from stockholders and invited guests from the media and financial community. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the company's offices at 5 Westbrook Corporate Center, Westchester, Illinois 60154.

        This proxy statement and our annual report to stockholders and the proxy are being made available to stockholders on or about April 2, 2013.

        Your vote is important. Whether or not you expect to attend the annual meeting, please ensure that your vote will be counted by voting on the Internet or by toll-free telephone number, as described in the enclosed materials. Alternatively, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form or notice provided by the record holder.

By order of the Board of Directors,

Christine M. Castellano Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

April 2, 2013

ADMISSION TO THE 2013 ANNUAL MEETING

        An admission ticket (or other proof of stock ownership) will be required for admission to the annual meeting. Only stockholders who own Ingredion common stock as of the close of business on March 19, 2013 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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  If you received in the mail a notice of availability of the proxy materials electronically on the Internet, the notice constitutes your admission ticket.

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  If your Ingredion shares are registered in your name and you received an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website, you may print a copy of the e-mail which will serve as your admission ticket.

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  If your Ingredion shares are held in a bank or brokerage account, vote your shares in accordance with your voting instruction form, if one is provided by your bank or broker, or contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares at the meeting, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Ingredion common stock on March 19, 2013.

  •
  If your Ingredion shares are registered in your name and you received proxy materials by mail, an admission ticket is attached to your proxy card.

        You must present your admission ticket at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted.

        The use of cameras at the annual meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that most cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room.

General Information	1
Proposal 1. Election of Directors	8
The Board and Committees	13
Director Compensation	21
Security Ownership of Certain Beneficial Owners and Management	24
Director Ownership Guidelines	25
Executive Compensation	26
Compensation Discussion and Analysis	26
Executive Summary	26
Overview of Compensation Philosophy and Programs	29
Elements of Compensation	32
Executive Stock Ownership Requirements	40
Other Items	40
Summary Compensation Table	41
Grants of Plan-Based Awards in Fiscal 2012	45
Outstanding Equity Awards at 2012 Fiscal Year-End	46
Option Exercises and Stock Vested in Fiscal 2012	48
Pension Benefits in Fiscal 2012	48
Nonqualified Deferred Compensation in Fiscal 2012	50
Potential Payments upon Termination	51
Risk Arising from Compensation Policies and Practices	56
Compensation Committee Report	56
Compensation Committee Interlocks and Insider Participation	56
Proposal 2. Advisory Vote on Compensation of Our Named Executive Officers	57
Equity Compensation Plan Information as of December 31, 2012	58
Independence of Board Members	58
Review and Approval of Transactions with Related Persons	59
Certain Relationships and Related Transactions	60
2012 and 2011 Audit Firm Fee Summary	60
Audit Committee Report	61
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm	61
Other Matters	62
Other Information	62
Section 16(a) Beneficial Ownership Reporting Compliance	62
Appendix A—Reconciliation of Adjusted Diluted Earnings Per Share to Diluted Earnings Per Share Determined in Accordance with Generally Accepted Accounting Principles	A-1

Ingredion Incorporated
5 Westbrook Corporate Center
Westchester, Illinois 60154

PROXY STATEMENT

General Information

Why am I receiving these materials?

        The Board of Directors of Ingredion Incorporated is soliciting proxies to be voted at the Annual Meeting of Stockholders (the annual meeting) to be held on Wednesday, May 15, 2013, and at any adjournment or adjournments of the annual meeting. When we ask you for your proxy, we must provide you with a proxy statement and an annual report to stockholders that contain certain information specified by law. Our Board of Directors has made these materials available to most of our stockholders on the Internet or, if you have previously requested to receive paper copies or you are a participant in one of the Ingredion Incorporated Retirement Savings Plans, has delivered paper copies of these materials to you by mail, in connection with the board's solicitation of proxies for use at our 2013 annual meeting. Our stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. In this proxy statement we refer to Ingredion Incorporated as "Ingredion," the "company," the "Company," the "corporation," the "Corporation," "we" or "us."

What is included in these materials?

        These materials include:

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  this proxy statement for the annual meeting and

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  our 2012 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you received paper copies of these materials by mail, these materials also include the proxy card for the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        This year, we are pleased again to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials (notice of availability) instead of a paper copy of the proxy materials. All stockholders receiving the notice of availability will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of availability. In addition, this proxy statement contains instructions on how stockholders may request to receive proxy materials in paper form by mail or electronically by e-mail on an ongoing basis.

Why didn't I receive a notice about the Internet availability of the proxy materials?

        We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and our stockholders who are participants in the Ingredion Incorporated Retirement Savings Plans, with paper copies of the proxy materials instead of a notice of availability of the proxy materials.

 How can I access the proxy materials over the Internet?

        Your notice of availability of the proxy materials, proxy card or voting instruction form will contain instructions on how to view our proxy materials for the annual meeting on the Internet.

        Our proxy materials are also available on our website at http://www.ingredion.com. If you received your proxy materials in the mail, you can instruct us to send our future proxy materials to you electronically by e-mail on the website where you can vote and on our website. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials in their notices. All stockholders who do not receive the notice of availability and have not elected to receive proxy materials by e-mail will receive a paper copy of the proxy materials by mail.

What will the stockholders vote on at the annual meeting?

        Three items:

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  election of the ten nominees who are named in this proxy statement, nine of whom are directors whose terms as directors are expiring at the annual meeting, to serve as directors for a term of one year,

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  approval, by advisory vote, of the compensation of the company's "named executive officers" and

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  ratification of the appointment of our independent registered public accounting firm.

Will there be any other items of business on the agenda?

        We do not expect any other items on the agenda because the deadlines for stockholder proposals and notices to present business at the annual meeting, including, without limitation, nominations, have already passed. Nonetheless, in case there is any unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy with respect to other matters that might be brought before the meeting. Those persons intend to vote the proxy as to such matters in accordance with their best judgment.

Who is entitled to vote?

        Stockholders as of the close of business on March 19, 2013 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

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  held directly in your name as a stockholder of record,

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  held in your account with a bank, broker or other nominee or

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  attributed to your account(s) in the Ingredion Incorporated Stock Fund of the company's Retirement Savings Plans or the company's automatic dividend reinvestment plan.

 What constitutes a quorum?

        A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 77,326,347 shares of our common stock were issued and outstanding.

How many votes are required for the approval of each item?

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  Under our by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected. In an uncontested election, any nominee for director who does not have a majority of votes cast "for" his or her election will be required to promptly tender his or her resignation to the board. Our Corporate Governance and Nominating Committee will recommend to the board whether to accept or reject the tendered resignation. Our board will act on the committee's recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee's recommendation or the board action regarding whether to accept or reject the tendered resignation. If all of the members of the Corporate Governance and Nominating Committee have tendered their offers of resignation, then the Board shall act on the offers of resignation. Any vacancies on our board may be filled by a majority of the directors then in office. Abstentions in the case of a contested election will have the effect of a vote cast against the nominee as to which the stockholder abstains. Abstentions in a contested election will result in a nominee receiving fewer votes but will not count as votes against a nominee.

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  The favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote is required to approve the compensation of the company's named executive officers. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal. Because your vote is advisory, it will not be binding on the board or the company. However, the board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

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  The ratification of the appointment of our independent registered public accounting firm will be approved if it receives the favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal. Because your vote is advisory, it will not be binding on the board or the company. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that it would be in the company's and our stockholders' best interests.

        Broker nonvotes.    If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors and the advisory vote on the compensation of the company's "named executive officers," the broker may not vote your shares. For the vote to ratify the appointment of auditors, the broker may vote your shares in its discretion. For other proposals, none of which are anticipated, the broker may not vote your shares. When the broker may not vote your shares, it is called a "broker nonvote."

How do I vote?

        If you are a stockholder of record or are holding a proxy for a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot during the meeting. If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy on the Internet by following the instructions provided in the notice of availability of the proxy materials, or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability. If you received paper copies of the proxy materials by mail, you can vote on the Internet, by telephone or by mail by following the instructions on the enclosed proxy card.

        You can utilize these methods to vote:

          By the Internet.     You may vote online at www.proxyvote.com by following the instructions provided in the notice of availability of the proxy materials or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability, or, if you received these materials by mail, by following the instructions in the enclosed proxy card. You will need your 12-digit control number contained on your notice of availability, e-mail notification or proxy card in order to vote online. Voting on the Internet has the same effect as voting by mail or telephone. Internet voting will be available until 11:59 p.m. Eastern Time on May 14, 2013.

          By telephone.     You may vote by telephone at 1-800-690-6903. You will need the 12-digit control number contained on your notice of availability, e-mail notification or proxy card in order to vote by telephone. Voting by telephone has the same effect as voting by mail or the Internet. Telephone voting will be available until 11:59 p.m. Eastern Time on May 14, 2013.

          By mail.     If you received a paper copy of the proxy materials, you may vote by signing and dating each proxy card you receive and returning each of them to us in the prepaid envelope provided. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer, agent or partner of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone, by signing and returning a new proxy card with a later date or by attending the meeting and voting in person. Only your latest Internet, telephone or written proxy submitted prior to the meeting will be counted. You may revoke your proxy at any time before the meeting by (1) notifying the company's Corporate Secretary in writing or (2) delivering a later-dated proxy on the Internet or by telephone or in writing. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Any written notice revoking a proxy should be sent to Christine M. Castellano, Corporate Secretary, Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154.

 How do I vote shares that are held by my broker?

        If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting on the Internet, by telephone and by mail.

How do I vote in person?

        If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote on the Internet, by telephone or by mail even if you plan to attend the meeting.

How will the proxies be voted?

        The shares represented by all valid proxies received by Internet, by telephone or by mail will be voted in the manner specified. If you fail to indicate your voting preferences, the persons named in the proxy will vote on your behalf for the election of the nominees for director listed below, for approval of the compensation of the company's "named executive officers" and for the ratification of the appointment of our independent registered public accounting firm.

        Should any matter not described above be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their best judgment.

How do I vote my shares in the Ingredion Incorporated Stock Fund of the company's Retirement Savings Plans?

        You may instruct the plan trustee on how to vote your shares in the Ingredion Incorporated Stock Fund on the Internet, by telephone or by mail as described above. You must provide your instruction on the Internet or by telephone no later than 11:59 p.m. Eastern Time on Friday, May 10, 2013 or by mail received no later than 11:59 p.m. Eastern Time on Friday, May 10, 2013 in order to have your shares in the Ingredion Incorporated Stock Fund voted at the annual meeting.

How many shares in the Ingredion Incorporated Stock Fund of the company's Retirement Savings Plans can I vote?

        You may vote all the shares allocated to your account on the record date.

What happens if I do not vote my Retirement Savings Plan shares?

        Your shares will not be voted. The plan trustee will not vote shares held in the Retirement Savings Plans as to which it does not receive timely directions.

What does it mean if I receive more than one notice of availability or proxy card?

        It means that you hold shares in more than one account. To ensure that all your shares are voted, if you vote on the Internet or by telephone, you will need to vote once for each notice of availability, proxy card and voting instruction form you receive. To ensure that all your shares are voted if you received more than one proxy card, sign, date and return each card or vote once for each card on the Internet or by telephone.

Who tabulates the votes?

        The votes are tabulated by an independent inspector of election.

 Is my vote confidential?

        As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the company. Such documents are available for examination only by any independent tabulation agents, the independent inspector of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What should I do if I want to attend the annual meeting in person?

        An admission ticket (or other proof of stock ownership) will be required for admission to the annual meeting. Only stockholders who own Ingredion common stock as of the close of business on March 19, 2013 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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  If you received a notice of availability of the proxy materials in the mail, the notice constitutes your admission ticket.

  •
  If your Ingredion shares are registered in your name and you received an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website, you may print a copy of the e-mail which will serve as your admission ticket.

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  If your Ingredion shares are held in a bank or brokerage account, vote your shares in accordance with your voting instruction form, if one is provided by your bank or broker, or contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares at the meeting, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Ingredion common stock on March 19, 2013.

  •
  If your Ingredion shares are registered in your name and you received proxy materials by mail, an admission ticket is attached to your proxy card.

How do I contact the Board of Directors?

        Interested parties may communicate directly with any member of the Board of Directors, including the lead director, or the non-management directors or the independent directors, as a group, by writing in care of:

  Corporate Secretary
  Ingredion Incorporated
  5 Westbrook Corporate Center
  Westchester, Illinois 60154

        The Corporate Secretary will collect all such communications and organize them by subject matter. All such communications will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication, except for solicitations or other matters unrelated to the company. Communications addressed directly to the lead director, the non-management directors or the independent directors, as a group, or any individual director will be forwarded to the lead director, each non-management member of the board, each independent member of the board or the individual director, as the case may be.

 Who is paying for the costs of this proxy solicitation?

        Ingredion is paying the costs of the solicitation of proxies. We have retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $7,500 plus reimbursement of certain out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

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  forwarding the notice of availability to beneficial owners,

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  forwarding paper proxy materials by mail to beneficial owners and

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  obtaining beneficial owners' voting instructions.

        In addition to soliciting proxies by the Internet and mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, by e-mail or by telephone.

How do I submit a stockholder proposal for the 2014 annual meeting?

        Our 2014 annual meeting is scheduled for Wednesday, May 21, 2014. If a stockholder intends to present a proposal at the 2014 annual meeting and wishes to have the proposal included in the company's proxy statement for the 2014 annual meeting, he or she must submit the proposal in writing so that we receive it by December 3, 2013. Proposals should be addressed to our Corporate Secretary, Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. In addition, our by-laws provide that any stockholder wishing to present any business at the annual meeting must give the company written notice not less than ninety nor more than one hundred twenty days in advance of the date which is the anniversary of the date that this proxy statement was released. That notice must provide certain other information as described in our by-laws. There are other procedural requirements in our by-laws pertaining to stockholder nominations and proposals. A copy of the by-laws is available online in the "Governance" section of our website at http://www.ingredion.com. Any stockholder may also receive a current copy of our by-laws, without charge, by writing to our Corporate Secretary.

I share an address with another stockholder and received one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        The U.S. Securities and Exchange Commission's rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings with respect to holders who want to receive paper materials. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This procedure saves printing and postage costs by reducing duplicative mailings. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Please also keep in mind that this proxy statement and the accompanying 2012 Annual Report to Stockholders will be published and available for viewing and copying in the "Investors" section of our website at http://www.ingredion.com, in addition to being available at the site stated in the notice of availability.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge Financial Solutions at the above telephone number or address.

        Stockholders who participate in householding and request to receive paper copies of the proxy materials will continue to receive separate proxy cards. Householding will not affect dividend check mailings.

        Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Proposal 1. Election of Directors

        The terms of all ten of our directors are expiring at the annual meeting. Nine of these ten directors are nominated for election as directors, with each nominee to hold office for a one-year term expiring in 2014. Karen L. Hendricks, having been elected to serve four three-year terms, was not nominated to stand for re-election at the annual meeting, consistent with established policy reflected in our Corporate Governance Principles. David B. Fischer has been nominated to serve as a director in addition to the nine nominees currently serving as directors. All of the nominees standing for election are listed on pages 8 to 13, with brief biographies.

        Under our by-laws, in uncontested elections, directors are elected by a majority of the votes cast. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected.

        In an uncontested election, any nominee for director who does not have a majority of votes cast "for" his or her election will be required to promptly tender his or her resignation to the board. Our Corporate Governance and Nominating Committee will recommend to the board whether to accept or reject the tendered resignation. Our board will act on the committee's recommendation and publicly disclose its decision generally within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation will not participate in the committee's recommendation or the board action regarding whether to accept or reject the tendered resignation.

        If all of the members of the Corporate Governance and Nominating Committee have tendered their offers of resignation, then the Board of Directors shall act on the offers of resignation. Any vacancies on our board may be filled by a majority of the directors then in office.

        All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees cannot be a candidate for election at the annual meeting, the proxies will be voted for substitute nominees designated by the board unless it has reduced its membership prior to the annual meeting. The board does not anticipate that any of the nominees will be unavailable to serve if elected. If elected, the nominees will hold office until the 2014 annual meeting of stockholders and until their successors have been elected and have qualified.

RICHARD J. ALMEIDA

  Age — 70
  Director since July 2001
  Lead Director and Chairman of the Corporate Governance and Nominating Committee

Former Chairman and Chief Executive Officer of Heller Financial, Inc.

        Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc., a commercial finance and investment company, a position he had held since 1995. He served as Executive Vice President and Chief Financial Officer of Heller Financial from 1987 until 1995. Before that service, he was an executive with Citicorp/Citibank, a full service bank, serving in various capacities. Mr. Almeida served as a member of the boards of directors of UAL Corporation, the former parent company of United Airlines, a major U.S.-based airline, from 2006 until 2010, E-Funds Corp., a provider of payments and financial risk management solutions, from 2003 until 2007, and The Marmon Group, an international association of about 140 manufacturing and service businesses that operate independently within 11 diverse, stand-alone business sectors. He has served on boards of numerous charitable and educational organizations including CARE(USA), a leading humanitarian organization fighting global poverty. Mr. Almeida holds a Bachelor of Arts degree in international affairs from George Washington University and a Master of Public Administration degree from the Maxwell School of Syracuse University.

 LUIS ARANGUREN-TRELLEZ

  Age — 51
  Director since May 2003
  Member of the Audit Committee

Executive President of Arancia, S.A. de C.V.

        Mr. Aranguren-Trellez has been, since September 5, 2011, the Executive President and a director of Arancia, S.A. de C.V., and he has served as the Executive President and a director of Arancia Industrial, S.A. de C.V. since June 1, 2000. These are holding companies with interests in the food and enzyme industries, special textile rent to hospital sector and food service and logistics, as well as energy efficiency and smart meters businesses. Arancia and Arancia Industrial are Mexican companies that are owned by Mr. Aranguren-Trellez and his brothers. Arancia Industrial was the former joint venture partner with the company in corn wet milling and refining operations in Mexico. Previously, Mr. Aranguren-Trellez served as Operations Director of CPIngredientes, S.A. de C.V., Ingredion's Mexican subsidiary, from 1996 until 2000, and had served in various other management positions with that company and its predecessors since 1989. Mr. Aranguren-Trellez is Chairman of PFS de Mexico, S.A. de C.V., a private Mexican company in the food service and logistics area controlled by Arancia. Mr. Aranguren-Trellez is also a member of the Regional Consulting Board of Telefonos de Mexico, S.A. de C.V., as well as of Banco Nacional de Mexico, S.A., the Citicorp Mexican bank subsidiary. Mr. Aranguren-Trellez is also a member of the investment committee of NAFTA Fund of Mexico, L.P., a Canadian private equity firm. He holds a Bachelor's degree in chemical engineering from the University of Notre Dame and a Master of Business Administration degree from Harvard Business School.

 DAVID B. FISCHER

  Age — 50
  Candidate for Director

President and Chief Executive Officer of Greif, Inc.

        Mr. Fischer has served as Chief Executive Officer and a director of Greif, Inc. since November 1, 2011 and as President of Greif, Inc. since 2007. Greif, Inc. is a manufacturer and provider of industrial packaging and services including steel fiber, corrugated and multiwall containers, and protective packaging for various industries. From 2007 to October 2011, Mr. Fischer also served as Chief Operating Officer of Greif, Inc. From 2004 to 2007, Mr. Fischer served as Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which also included responsibility for Africa. He assumed additional responsibility for Australia and Asia in 2005 and 2006, respectively. He is a member of the executive and stock repurchase committees of Greif, Inc. He is also a director and member of the audit and compensation committees of Balchem Corporation, a manufacturer of performance ingredients and products for the food, nutritional, feed, pharmaceutical and medical sterilization industries. Mr. Fischer holds a Bachelor of Arts Degree in chemistry from Purdue University.

 ILENE S. GORDON

  Age — 59
  Director since May 2009

Chairman, President and Chief Executive Officer of the Company

        Ms. Gordon has been Chairman of the Board, President and Chief Executive Officer of the company since May 4, 2009. She was President and Chief Executive Officer of Rio Tinto's Alcan Packaging, a multinational business unit engaged in flexible and specialty packaging, from October 2007 until she took office as Chairman of the Board, President and Chief Executive Officer of the company. From December 2006 to October 2007, Ms. Gordon was a Senior Vice President of Alcan Inc. and President and Chief Executive Officer of Alcan Packaging. Alcan Packaging was acquired by Rio Tinto in October 2007. From 2004 until December 2006, Ms. Gordon served as President of Alcan Food Packaging Americas, a division of Alcan Inc. From 1999 until Alcan's December 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a global flexible packaging business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco's folding carton business. Ms. Gordon also serves as a director of International Paper Company, a global paper and packaging company, Arthur J. Gallagher & Co., an international insurance brokerage and risk management business, Northwestern Memorial Hospital, The Executives' Club of Chicago, the Economic Club of Chicago, The Chicago Council on Global Affairs and World Business Chicago. She is also a trustee of The Conference Board. Ms. Gordon served as a director of United Stationers Inc., a wholesale distributor of business products and a provider of marketing and logistics services to resellers, from January 2000 until May 2009. She holds a Bachelor's degree in mathematics from the Massachusetts Institute of Technology (MIT) and a Master's degree in management from MIT's Sloan School of Management.

 PAUL HANRAHAN

  Age — 55
  Director since March 2006
  Chairman of the Compensation Committee

Chief Executive Officer of American Capital Infrastructure Management, LLC

        Mr. Hanrahan has been the Chief Executive Officer of American Capital Infrastructure Management, LLC, an investment company formed to raise, invest and manage funds in the energy and infrastructure industries, since September 2012. Mr. Hanrahan served as the President and Chief Executive Officer of The AES Corporation, one of the world's leading independent power producers, from June 2002 to September 2011. He was Executive Vice President and Chief Operating Officer of The AES Corporation and President and Chief Executive Officer of AES China Generating Co., Ltd., a public company formerly listed on NASDAQ, from 1993 until June 2002. Mr. Hanrahan served as a director of The AES Corporation from June 2002 to September 2011. He also previously served on the boards of other major publicly listed utilities in Brazil, Chile and Venezuela. In 2009 Mr. Hanrahan was appointed by the White House to serve on the U.S.-India CEO forum. Mr. Hanrahan serves as a director of Arch Coal, Inc., a top five global coal producer and marketer, AquaVentures Holdings, LLC, a maker of water management systems; and GreatPoint Energy, Inc., a producer of clean, low-cost natural gas from coal, petroleum coke and biomass. He holds a Bachelor of Science degree in mechanical engineering from the U.S. Naval Academy and a Master of Business Administration degree from Harvard Business School.

 WAYNE M. HEWETT

  Age — 48
  Director since September 2010
  Member of the Audit Committee

President and Chief Executive Officer of Arysta LifeScience Corporation

        Mr. Hewett has served as President and Chief Executive Officer of Arysta LifeScience Corporation, the world's largest privately held crop protection and life science company, since January 2010. Mr. Hewett joined Arysta LifeScience in October 2009 as Chief Operating Officer. He served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies, from February 2009 to August 2009. Mr. Hewett served as Vice President, Supply Chain and Operations of General Electric Company (GE), a diversified technology, media and financial services company, from October 2007 to December 2008. He served as President and Chief Executive Officer of Momentive Performance Materials, Inc., a global leader in silicones and advanced materials, from December 2006 to June 2007. From 2005 to December 2006, Mr. Hewett served as President and Chief Executive Officer of GE Advanced Materials, a global leader in providing a range of high-technology materials solutions that was renamed Momentive Performance Materials, Inc. after it was acquired by Apollo Management, a private equity firm. Prior thereto Mr. Hewett's career included more than 15 years with various international divisions of GE, including serving as the President, GE Plastics Pacific. Mr. Hewett, who has lived in Japan and in China, was also a member of GE's Corporate Executive Council. Mr. Hewett serves as a director of Arysta LifeScience Corporation. He holds Bachelor of Science and Master of Science degrees in industrial engineering from Stanford University.

 GREGORY B. KENNY

  Age — 60
  Director since March 2005
  Member of the Corporate Governance and Nominating Committee

President and Chief Executive Officer of General Cable Corporation

        Mr. Kenny has been President and Chief Executive Officer of General Cable Corporation since August 2001 and a director of General Cable Corporation since 1997. General Cable Corporation is a manufacturer of aluminum, copper and fiber-optic wire and cable products. From 1999 to 2001 he served as President and Chief Operating Officer of General Cable Corporation; from 1997 to 1999 he served as Executive Vice President and Chief Operating Officer; from 1994 to 1997 he served as Executive Vice President, Sales and Marketing; and from 1992 to 1994 he served as President, Consumer Products Group. Mr. Kenny is also a director of Cardinal Health, Inc., a Fortune 19 company that improves the cost-effectiveness of healthcare, and a member of the Board of Governors for NEMA (National Electrical Manufacturers Association). In addition, Mr. Kenny serves on the boards of the Cincinnati Branch of the Federal Reserve Bank of Cleveland, United Way of Greater Cincinnati and The International Cablemakers Federation. Mr. Kenny holds a Bachelor of Science degree in business administration from Georgetown University, a Master of Business Administration degree from George Washington University and a Master of Public Administration degree from Harvard University.

 BARBARA A. KLEIN

  Age — 58
  Director since March 2004
  Chairman of the Audit Committee

Former Senior Vice President and Chief Financial Officer of CDW Corporation

        Ms. Klein served as the Senior Vice President and Chief Financial Officer of CDW Corporation, a direct marketer of multi-brand information technology products, from 2002 until she retired in May 2008. CDW was acquired by an entity controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners on October 12, 2007. Previously, she served as the Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 2000 to 2002 and was the Vice President and Corporate Controller of Ameritech Corporation, a telecommunications company, from 1996 to 2000. Ms. Klein is a director of Cabot Microelectronics Corporation, the leading supplier of sophisticated polishing compounds and a provider of polishing pads used in the manufacture of advanced semiconductors (chips) and rigid disks. She also serves on the board of directors of a not-for-profit entity, the National Council on Compensation Insurance, Inc., the largest provider of workers compensation insurance and employee injury data and statistics in the U.S. Ms. Klein belongs to the Financial Executives Institute and The Chicago Network. She holds a Bachelor of Science degree in accounting and finance from Marquette University and a Master of Business Administration degree from Loyola University.

 JAMES M. RINGLER

  Age — 67
  Director since July 2001
  Member of the Corporate Governance and Nominating Committee

Chairman of the Board of Teradata Corporation

        Mr. Ringler has served as Chairman of the Board of Directors of Teradata Corporation, a data warehousing and business intelligence solutions company, since September 2007. Previously, Mr. Ringler served as the Chairman of the Board of NCR Corporation, an information technology company, from March 2005 to September 2007. He served as the interim Chief Executive Officer of NCR from March 2005 until September 2005 and was a member of the NCR Board of Directors from November 2003 until September 2007. Mr. Ringler retired in December 2004 as Vice Chairman of Illinois Tool Works Inc. where he had worked since 1999. Illinois Tool Works Inc. is a multinational manufacturer of highly engineered products and specialty systems. From October 1997 to December 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, a leader in specialty chemicals, delivering products and solutions to sectors such as electronics, water, energy and coatings; FMC Technologies, Inc., a leading global provider of technology solutions for the energy industry; Autoliv, Inc., a worldwide leader in automotive safety; and John Bean Technologies Corporation, a leading supplier of integrated food processing solutions. He holds a Bachelor of Science degree in business administration and a Master of Business Administration degree in finance, both from the State University of New York.

 DWAYNE A. WILSON

  Age — 54
  Director since May 2010
  Member of the Compensation Committee

President and Chief Executive Officer of Savannah River Nuclear Solutions, LLC

        Mr. Wilson has served as President and Chief Executive Officer of Savannah River Nuclear Solutions, LLC, the managing and operating contractor of the U.S. Department of Energy's Savannah River Site including the Savannah River National Laboratory, since October 1, 2011. Mr. Wilson previously served from February 2007 to September 2011 as Group President, Industrial of Fluor Corporation, one of the world's largest publicly owned engineering, procurement, construction, maintenance and project management companies. Fluor is one of the owners of Savannah River Nuclear Solutions. Mr. Wilson had previously served as President, Fluor Mining & Minerals from 2003 to 2007, President, Fluor Commercial and Industrial Institutional from 2002 to 2003, Vice President & Executive Director, Offices of the Chairman and Chief Operating Officer from 2001 to 2002 and in a variety of positions of increasing responsibility from 1980 to 2001. Mr. Wilson is a trustee of the Fluor Foundation and is a past director of the Urban League of Upstate South Carolina. He served as Chairman of the Engineering and Construction Contracting Association from 2002 to 2006. He holds a Bachelor of Science degree in civil engineering from Loyola Marymount University.

The Board of Directors recommends that you vote FOR the nominees for election as directors.

The Board and Committees

        The business and affairs of the company are conducted under the direction of its Board of Directors.

        The Board of Directors is currently comprised of ten directors, nine of whom are outside (non-employee) directors.

        In the interim between annual meetings, the board has the authority under the company's by-laws to increase or decrease the size of the board and to fill vacancies.

        The experience, qualifications, attributes and skills that led the board to conclude that our current directors should serve as directors are discussed above in their biographies and below under the heading "The Board and Committees — Corporate Governance and Nominating Committee."

        The Board of Directors has determined that the following ten directors and nominee for director satisfy the New York Stock Exchange's definition of independent director: R. J. Almeida, L. Aranguren-Trellez, D. B. Fischer, P. Hanrahan, K. L. Hendricks, W. M. Hewett, G. B. Kenny, B. A. Klein, J. M. Ringler and D. A. Wilson.

        The board held six meetings in 2012. Each director attended at least 75 percent of the meetings of the board and the committees of the board on which he or she served during 2012. As a group, the directors' meeting attendance averaged 98 percent for the year.

        The company encourages, but does not require, its directors to attend the annual meeting of stockholders. Last year, all ten of our directors attended the annual meeting.

        Non-management directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the board. "Non-management" directors are all those who are not company officers and may include directors who are not "independent" by virtue of the existence of a material relationship with the company. At least annually the independent directors meet in executive session without management or any other directors.

        The board does not impose term limits, as this could unnecessarily interfere with the continuity, diversity, developed experience and knowledge, and the long-term outlook the board must have. The Corporate Governance and Nominating Committee will consider a director's tenure in making a recommendation to the board whether or not a director should be nominated for re-election. In making such recommendation the committee will consider such factors as effectiveness and productivity of the director, the need for retaining an experienced director and others identified during the board self-evaluation process. It is the sense of the board, as a guideline, that twelve years of service would be an appropriate limit under normal circumstances, but the Corporate Governance and Nominating Committee has discretion to determine a shorter or a longer term as it deems appropriate.

        Board policy requires outside directors to retire no later than the annual meeting following their 72nd birthday. Employee directors, including the Chief Executive Officer, are required to retire from the board upon retirement as an employee, unless the board determines otherwise in unusual circumstances. Board policy requires executive officers to retire at age 65.

        The company's Corporate Governance Principles; Code of Ethics for Chief Executive Officer, Chief Financial Officer and Other Executives Involved in Financial Reporting; and Policies on Business Conduct are available in the "Governance" section of the company's website at http://www.ingredion.com.

        Board Oversight of Risk Management Processes.    The board regularly devotes time during its meetings to review and discuss the significant risks facing the company and the steps that the company takes to monitor, manage and mitigate such exposures. The full board directly discusses strategic, competitive, economic, geopolitical and political risks. Significant risks are identified in the company's disclosure in its Annual Report on Form 10-K and updates, if any, and forward looking statements disclosure, and are prioritized by management and discussed with the board and the appropriate committees of the board in the exercise of their oversight roles. The board conducts a comprehensive annual review of the company's risk management process with input from management and all relevant board committees, and the Chief Executive Officer and Chief Financial Officer report to the board quarterly on risk management matters.

        Consistent with the New York Stock Exchange corporate governance listing standards, the Audit Committee is the board committee with primary responsibility for oversight of the company's risk management profile and compliance with legal and regulatory requirements. The charter of the Audit Committee states that the responsibility of the committee with respect to risk assessment is to review policies with respect to risk assessment and risk management, to discuss the company's major risk exposures and the steps company management has taken to monitor such exposure, and to review, on an annual basis, a report prepared by the General Counsel on litigation in which the company is involved and to provide the report to the full board. In the exercise of that responsibility, the Audit Committee discusses with management the major financial, legal and regulatory compliance risk exposures facing the company and the appropriate responses to such risks. The Audit Committee considers financial risk management policies and exposures relating to commodity prices including corn and energy, foreign exchange rates, interest rates and financial derivatives and reviews insurable risk management policies. The Audit Committee also reviews the company's capital structure, access to capital markets, liquidity, credit availability and related matters.

        In addition to the Audit Committee, the other committees of the board consider risk in connection with their oversight of the matters within the scope of their charters. The Compensation Committee oversees human resource and labor matters as well as executive and director compensation issues and considers whether the company's compensation plans encourage excessive or inappropriate risk taking. Furthermore, the Compensation Committee considers the effect of the company's compensation and benefit programs in regard to the competitive risks faced by the company. The Corporate Governance and Nominating Committee addresses potential risks that could result from the absence of independence or diversity on the board, potential conflicts of interest, environmental and quality matters and security and safety issues. Each committee provides regular reports on its reviews to the full board with respect to the risk assessment and management matters within the scope of its responsibilities.

        Board Leadership.    I. S. Gordon currently serves as our Chairman of the Board and Chief Executive Officer. Ms. Gordon's two predecessors also served as Chairman of the Board and Chief Executive Officer and her serving as such was a term of the letter of employment with respect to her employment. The board believes that this leadership structure with an independent lead director is the one that best meets the company's and stockholders' needs based on the individuals available and circumstances as they exist at the present time. We believe combining these roles provides clarity as to who is responsible for the strategic vision of the company and accountability in terms of who is responsible for executing that strategy. We believe that offering the combined role makes it easier to recruit the highest qualified persons. We also believe the combined role facilitates prompt responses to changing business conditions.

        The board has adopted Corporate Governance Principles which are available on our website. These Corporate Governance Principles are designed to promote effective functioning of the board's activities, to ensure that we conduct our business in accordance with the highest legal and ethical standards and to enhance stockholder value. We believe that our Corporate Governance Principles ensure that strong, independent directors continue to effectively oversee our management and provide vigorous oversight of how we address key issues relating to strategy, risk and integrity. As described in our Corporate Governance Principles, these measures include the designation of an independent director to act as lead director.

        The lead director is R. J. Almeida, who previously served as the Chief Executive Officer of Heller Financial, Inc. The responsibilities of the lead director include attending and presiding at meetings of the Board of Directors in the absence of the Chairman of the Board and presiding at executive sessions conducted without management, except for meetings where executive performance and compensation are discussed, which are presided over by the Chairman of the Compensation Committee. The lead director serves as a liaison between the directors and the Chief Executive Officer, provides direct feedback to the Chief Executive Officer on a variety of matters discussed in the executive sessions without management and serves as an informal communication link between the directors and management. The lead director oversees that the board discharges its responsibilities and helps to manage the boundaries between board and management responsibilities. He or she also makes recommendations to the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee regarding matters to be included on the board agendas and the informational needs associated with those agendas and presentations. The lead director works with the Chairman of the Board to ensure that the board works in an independent, productive fashion and is alert to its obligations to the stockholders. He or she works with the Chairman of the Board to ensure that board meetings are conducted in such a manner as to allow adequate time and opportunity for appropriate discussion of matters brought before the board. The lead director has the authority to call meetings of the Board of Directors and assumes those other responsibilities which the independent directors may designate from time to time. We believe that this structure recognizes that in most cases one person should speak for and lead the company and board, but also that an independent lead director with substantial authority helps ensure effective oversight by an independent board.

        Committees of the Board.    The board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of these committees operates pursuant to a written charter adopted by the board. These charters are available in the "Governance" section of our website at http://www.ingredion.com.

Audit Committee

        Our Audit Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange. Each of the members of the Audit Committee is "financially literate" as required by the rules of the New York Stock Exchange. The board has determined that B. A. Klein, the Chairman of the committee, meets the legal requirements of an "audit committee financial expert" as defined under U.S. Securities and Exchange Commission rules.

        This committee assists the board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The Audit Committee also acts as a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended (Exchange Act). The committee's duties include selecting the company's independent auditors, who are accountable to and meet privately with this committee on a regular basis; reviewing the scope of the audit to be conducted by them, as well as the results of their audit; overseeing our financial reporting activities, and the accounting standards and principles followed; discussing with management the company's risk assessment and risk management practices, including risk relating to the company's financial statements, financial reporting processes and the guidelines, policies and processes for monitoring and managing these risks; approving audit and non-audit services provided to the company by the independent auditor; and reviewing the organization and scope of our internal audit function and our disclosure and internal controls. This committee also conducts ongoing reviews of potential related party transactions, including the review and approval of "related party transactions" as defined under U.S. Securities and Exchange Commission rules.

        Members of the Audit Committee are B. A. Klein (Chairman), L. Aranguren-Trellez and W. M. Hewett. This committee held ten meetings during 2012 and has furnished the report appearing on page 61.

Compensation Committee

        Our Compensation Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange. Each of the members of the Compensation Committee is also a "non-employee director" as that term is defined under Exchange Act Rule 16b-3 and an "outside director" as that term is defined in U.S. Treasury Regulation § 1.162-27(3).

        This committee:

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  together with our other independent, outside, non-employee directors, discharges the board's responsibilities relating to compensation of our Chief Executive Officer,

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  reviews and approves the compensation of executive officers of the company other than the Chief Executive Officer, employee benefit plans in which the executive officers participate and the compensation of outside directors,

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  administers our executive compensation programs and assures that compensation programs are implemented according to our compensation philosophy as established by the Compensation Committee and that compensation actions are aligned with the business strategy, expected financial results and the interests of stockholders,

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  annually reviews the design of our compensation plans,

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  reviews the performance and succession plans of our elected officers and the developmental actions for the group of managers identified by management as high potential and therefore corporate-monitored employees and

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  administers our deferred compensation plan for our non-employee directors.

        Our Compensation Committee, together with our other independent, outside, non-employee directors, reviews and approves corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluates our Chief Executive Officer's performance in light of those goals and objectives and, together with our other independent, outside, non-employee directors establishes our Chief Executive Officer's compensation, based on the committee's evaluation of the Chief Executive Officer's performance.

        The corporate goals and objectives are developed by our management, consistent with our business strategy, and approved by the board. Management recommends base salaries and short- and long-term incentive awards for our executive officers other than our Chief Executive Officer, based on external market information and internal equity. Our Compensation Committee reviews these recommendations and approves the base salaries and short- and long-term opportunities for the executive officers of the company other than our Chief Executive Officer. The Compensation Committee also reviews and approves compensation under equity-based plans for our executives other than our Chief Executive Officer.

        Our Compensation Committee retains an independent consultant to advise it with respect to incentive plan design, external market information and other compensation matters. The independent consultant generally attends meetings of the committee and also communicates with the committee outside of meetings. Our Compensation Committee has instructed the independent consultant to:

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  act independently of management and at the direction of the Compensation Committee,

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  understand that their ongoing engagement will be determined by the committee,

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  keep the committee informed of trends and regulatory developments,

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  provide compensation comparisons based on information that is derived from comparable businesses of a similar size to us and

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  provide detailed comparative data regarding executive officer compensation.

        Pearl Meyer & Partners, LLC served as the Compensation Committee's independent consultant during 2012. The work of Pearl Meyer & Partners in 2012 did not raise any conflict of interest.

        Our Compensation Committee meets with our Chief Executive Officer annually to review the performance of our executive officers. This meeting includes an in-depth review of our executive officers' performance and our succession plans. The same review is presented to the full board each year. Similarly, the Compensation Committee reviews the Chief Executive Officer's performance and meets independently of the Chief Executive Officer to discuss her compensation. This review is also presented to the full board each year.

        Our Chief Executive Officer generally attends meetings of the Compensation Committee by invitation of the committee.

        The members of the Compensation Committee are P. Hanrahan (Chairman), K. L. Hendricks and D. A. Wilson. This committee held five meetings during 2012.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange.

        This committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the board, develops and regularly reviews corporate governance principles and related policies for approval by the board, oversees the organization of the board to discharge the board's duties and responsibilities properly and efficiently and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Corporate Governance and Nominating Committee include: annually assessing the size and composition of the board, including developing and reviewing director qualifications for approval by the board, identifying and recruiting new directors and considering candidates proposed by stockholders, recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and exchange corporate governance standards, conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and overseeing director orientation and continuing education. The Corporate Governance and Nominating Committee also reviews proposed changes to our certificate of incorporation, by-laws and board committee charters, assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate, conducts ongoing reviews of potential conflicts of interest, reviews and approves the designation of any executive officers for purposes of Section 16 of the Exchange Act and any executive officers standing for election to outside for-profit boards of directors, reviews stockholder proposals in conjunction with the Chairman of the Board and recommends board responses, oversees the self-evaluation of the board and its committees and reviews requests for indemnification under our by-laws.

        The company retains a professional third-party search firm to help identify and facilitate the screening and interview process for potential director candidates. The Corporate Governance and Nominating Committee maintains, with the approval of the board, formal criteria for selecting director nominees. Candidates for director are identified for the contributions they can make to the deliberations of the board and their ability to represent impartially all of the company's stockholders, and are considered regardless of race or gender.

        In addition to other considerations, all potential nominees are expected to have and all our current directors and nominee have:

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  the highest personal and professional ethics, integrity and values

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  education, breadth of experience, insight and knowledge to understand global business problems and evaluate the possible solutions

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  the ability to think strategically and make decisions with a forward-looking focus, with the ability to assimilate relevant information on a broad range of complex topics

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  leadership skills

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  the ability to work effectively with others

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  respect for the views of others and an open-minded approach to problems

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  an awareness of the responsibilities of the company to its employees, its customers and regulatory authorities

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  a reasoned and balanced commitment to the social responsibilities of the company

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  an interest and availability of time to be involved with the company and its employees over a sustained period

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  stature and experience to represent the company before the public, stockholders and the other various individuals and groups that affect the company

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  an ability and willingness to represent the stockholders' short-term and long-term economic interests

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  the willingness to objectively appraise management performance in the interest of the stockholders

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  an open mind on all policy issues and areas of activity affecting overall interests of the company and its stockholders

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  no involvement in other activities or interests that create a conflict with the director's responsibility to the company and its stockholders

        The above attributes are expected to be maintained by board members as a condition of their ongoing membership to the board. The Corporate Governance and Nominating Committee reviews the makeup of the board and the tenure of its members at least annually to help determine the number and experience of directors required.

        The Corporate Governance and Nominating Committee has also established the following additional criteria as an aid in the selection of potential director candidates. The weight given to any particular item may vary based on the committee's assessment of the needs of the board, and not all criteria may be applicable to each vacancy. Similarly, these criteria, in whole or in part, may be modified or waived by the Corporate Governance and Nominating Committee in connection with a particular vacancy or as otherwise deemed appropriate by the committee. Candidates should have all or a majority of the following important or desired attributes:

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  active employment as a Chief Executive Officer, or a President, Chief Financial Officer, Senior Officer or General Manager (or a comparable position of responsibility) of a publicly traded company (or a significant private company) with sales and complexity comparable with Ingredion

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  international business experience

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  financial responsibility during career and financial literacy

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  general management experience during career

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  experience on publicly traded or significant private company boards

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  experience with corporate governance issues, and ideally, some background in the legal aspects of governance applicable to publicly traded companies

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  expertise that is useful to the company and complementary to the background and experience of other board members, so that an appropriate balance of skills and experience of the membership of the board can be achieved and maintained

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  contribution to board diversity in the broadest sense (age, gender, ethnicity, geography and personal experience)

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  an understanding of technologies pertinent to the company's businesses, production, marketing, finance, regulation and public policy

        In addition to these minimum requirements and desired attributes, the Corporate Governance and Nominating Committee will also evaluate whether the candidates' skills and experience are complementary to the existing board members' skills and experience as well as the board's need for operational, management, financial, international, technological or other expertise and diversity in a broad sense. The search firm identifies and screens the candidates, performs reference checks, prepares a biography for each candidate for the Corporate Governance and Nominating Committee to review and assists in establishing interviews. The Corporate Governance and Nominating Committee members interview candidates that meet the criteria and select those that it will recommend to the board for nomination. The board considers the nominees and selects those who best suit the needs of the board for nomination or election to the board. The Corporate Governance and Nominating Committee and the board consider the composition of the entire board and the entire range of diversity in determining who best suits the needs of the board. We do not have a formal diversity policy, but we have historically had a diverse board.

        We conducted an extensive search to identify D. B. Fischer as the candidate to fill the position as director being vacated by the expiration of K. L. Hendricks' term at our 2013 annual meeting. In December 2011, the Corporate Governance and Nominating Committee recommended and the board named G. B. Kenny, P. Hanrahan and D. A. Wilson to serve as a search committee, and in May 2012, the search committee engaged a search firm to identify candidates for nomination as a director. The search firm identified prospective nominees and provided information about their background and experience. The search firm recommended Mr. Fischer as a nominee to the search committee, and the search committee recommended his nomination to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee recommended Mr. Fischer for nomination as a director in accordance with the policies and procedures described above.

        Our board members have a desirable mix of backgrounds, skills and experiences. They are all financially literate and share the personal attributes of effective directors described above. Below are some of the specific experiences and skills of the ten nominees for election as directors including nine current directors.

Richard J. Almeida

        Mr. Almeida's experience includes serving as Chairman and Chief Executive Officer of a public company, international business experience, including living and working outside the U.S., financial and accounting experience, general management experience and service as a director of other public and private companies.

Luis Aranguren-Trellez

        Mr. Aranguren-Trellez's experience includes currently serving as Chief Executive Officer of significant private companies, operating and manufacturing experience, general management experience and living and working outside the U.S.

David B. Fischer

        Mr. Fischer's experience includes currently serving as the Chief Executive Officer of a public company, operating and manufacturing and general management experience, including responsibility for international operations while based in the U.S. and service on the boards of two public companies.

Ilene S. Gordon

        Ms. Gordon's experience includes currently serving as the Chairman and Chief Executive Officer of Ingredion, serving as the Chief Executive Officer of a large business unit of a large public company, operating and manufacturing, sales and marketing and general management experience, including living and working outside the U.S., and service as a director on several public company boards and on several nonprofit boards.

Paul Hanrahan

        Mr. Hanrahan's experience includes service as the Chief Executive Officer of a public company, serving as a director of two public and two private companies, accounting and financial experience, operating and manufacturing, sales and marketing and general management experience, including living and working outside the U.S.

 Wayne M. Hewett

        Mr. Hewett's experience includes currently serving as the Chief Executive Officer of a significant private company, financial and accounting experience, operating and manufacturing experience, general management experience and living and working outside the U.S.

Gregory B. Kenny

        Mr. Kenny's experience includes currently serving as the Chief Executive Officer of a public company, accounting and financial, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S. and service on the boards of other public companies and of the Federal Reserve Bank of Cleveland (Cincinnati Branch).

Barbara A. Klein

        Ms. Klein's experience includes service as Chief Financial Officer of two public companies and as a financial executive at other companies in a number of industries and in various stages of development, including experience with acquisitions and divestitures. Ms. Klein is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K and is a member of the audit committee for Cabot Microelectronics and chairperson of the audit committee of the National Council on Compensation Insurance.

James M. Ringler

        Mr. Ringler's experience includes currently serving as the Chairman of the Board of a public company and as a director of that company and several other public companies. Mr. Ringler has accounting and financial experience and has served on the audit committees of several public companies. He also has operating and manufacturing and general management experience including responsibility for international operations while based in the U.S.

Dwayne A. Wilson

        Mr. Wilson's experience includes currently serving as President and Chief Executive Officer of the managing and operating contractor of a significant U.S. Department of Energy site, including a National Laboratory, and previously serving as Group President of a significant international business unit of a public company, project management, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S.

        The Corporate Governance and Nominating Committee will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary, at Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. The Corporate Governance and Nominating Committee intends to evaluate candidates proposed by stockholders in the same manner as other candidates.

        Members of the Corporate Governance and Nominating Committee are R. J. Almeida (Chairman), G. B. Kenny and J. M. Ringler. This committee held five meetings during 2012.

Director Compensation

        The following sets forth the individual components of our outside director compensation in 2012. I. S. Gordon, our Chairman and Chief Executive Officer, whose compensation is included in the

Summary Compensation Table below, did not receive any additional compensation for serving as a director.

Annual Board Retainer	$200,000
Annual Audit Committee Chairman Retainer	$20,000
Annual Compensation Committee Chairman Retainer	$12,500
Annual Corporate Governance and Nominating Committee Chairman Retainer	$10,000
Annual Lead Director Retainer	$10,000

        These retainers are intended to compensate our outside directors at levels comparable to those paid by similarly sized companies. The Compensation Committee and the board believe these to be appropriate levels in terms of the responsibilities borne by the directors and the market for director compensation.

        One-half of each retainer is paid in cash and the other half is paid in stock. Directors are permitted to defer all or a portion of their retainers into restricted stock units under our Stock Incentive Plan that are deferred until after the director's termination of service from the board. All directors are reimbursed for board and committee meeting expenses, but no meeting attendance fees are paid in addition to the annual retainers.

        The following table summarizes the compensation earned by our directors other than I. S. Gordon for service during 2012.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Richard J. Almeida(4)	$110,000	$110,000	$33,237	$253,237
Luis Aranguren-Trellez	$100,000	$100,000	$13,888	$213,888
Paul Hanrahan(5)	$—	$212,500	$24,165	$236,665
Karen L. Hendricks	$100,000	$100,000	$28,265	$228,265
Wayne M. Hewett	$50,000	$150,000	$4,346	$204,346
Gregory B. Kenny	$100,000	$100,000	$22,790	$222,790
Barbara A. Klein(6)	$110,000	$110,000	$16,948	$236,948
James M. Ringler	$100,000	$100,000	$35,024	$235,024
Dwayne A. Wilson	$100,000	$100,000	$3,892	$203,892

(1)
Restricted stock units have been valued at the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). See notes 2 and 12 to our consolidated financial statements for the year ended December 31, 2012 contained in our Annual Report on Form 10-K for a statement of the assumptions made with respect to the valuation under FASB ASC Topic 718. Shares of common stock have been valued at the closing price of a share of our common stock on the New York Stock Exchange on the first day of the applicable fiscal quarter, or if that day is not a day on which the New York Stock Exchange is open for trading, on the immediately preceding day the exchange is open for trading. Restricted stock units and shares of common stock are granted in advance on the first business day of each fiscal quarter equal to the amount of the retainer paid in stock divided by the closing price of a share of our common stock on the New York Stock Exchange on the first day of the fiscal quarter, or if that day is not a day on which the New York Stock Exchange is open for trading, on the immediately preceding day the exchange is open for trading. The restricted stock units and shares of common stock are granted in advance on the first business day of each fiscal quarter equal to the amount of the retainer deferred divided by the closing price of a share of our common stock on the New York Stock Exchange on the first day of the fiscal quarter, or if that day is not a day on which the New York Stock Exchange is open for trading, on the immediately preceding day the exchange is open for trading. The restricted stock units (and phantom stock units issued prior to 2005) earn dividend equivalents. The restricted stock units are not subject to vesting but cannot be transferred until a date not less than six months after the date of the director's termination of service from the board at which time the units will be settled by delivery of shares of common stock.

(2)
As of December 31, 2012, each director had the following aggregate number of restricted stock units and phantom stock units accumulated in his or her deferral account for all years of service as a director, including additional share units credited as a result of the reinvestment of dividend equivalents: R. J. Almeida, 36,904 units; L. Aranguren-Trellez, 16,178 units; P. Hanrahan, 30,005 units; K. L. Hendricks, 31,102 units; W. M. Hewett, 6,254 units; G. B. Kenny, 27,527 units; B. A. Klein, 19,848 units; J. M. Ringler, 39,038 units; and D. A. Wilson, 5,337 units.

(3)
Includes restricted stock units and phantom stock units issued as deemed dividends on restricted stock units and phantom stock units which were credited as additional restricted stock units and phantom stock units valued as follow: R. J. Almeida, $31,429; L. Aranguren-Trellez, $13,124; P. Hanrahan, $24,165; K. L. Hendricks, $26,488; W. M. Hewett, $4,346; G. B. Kenny, $22,790; B. A. Klein, $16,184; J. M. Ringler, $33,247; and D. A. Wilson, $3,892. Includes $764 in dividends earned on 888 restricted shares granted to each of Messrs. Almeida, Aranguren-Trellez and Ringler and Ms. Hendricks and Ms. Klein in May 2004 for their service as directors. The underlying shares are vested but remain restricted as to transfer until termination of service from the board. Also includes cash dividends on shares of common stock issued to certain directors as part of their annual retainers as follow: R. J. Almeida, $1,044; K. L. Hendricks, $1,013; and J. M. Ringler, $1,013. In addition to the amounts shown, directors may participate in a charitable matching gift program which provides for matching contributions by the company ($2 match for the first $1,000 contributed and $1 match for the next up to $6,500 contributed).

(4)
Lead Director and Corporate Governance and Nominating Committee Chairman.

(5)
Compensation Committee Chairman.

(6)
Audit Committee Chairman.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows, as of December 31, 2012, all persons or entities that the company knows are beneficial owners of more than five percent of the company's issued and outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	4,924,049	6.43%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	3,973,931	5.19%

(1)
The ownership information disclosed above is based on the Amendment No. 3 to Schedule 13G report that BlackRock, Inc. filed with the U.S. Securities and Exchange Commission on February 6, 2013 on behalf of itself and its subsidiaries. According to the Schedule 13G report, BlackRock, Inc. has sole voting and investment power for the 4,924,049 shares covered by the report.

(2)
The ownership information disclosed above is based on the Schedule 13G report that The Vanguard Group filed with the U.S. Securities and Exchange Commission on February 13, 2013 on behalf of itself and its subsidiaries. According to the Schedule 13G report, Vanguard has sole voting power over 55,944 shares covered by the report, sole dispositive power over 3,921,887 shares covered by the report and shared dispositive power over 52,044 shares covered by the report.

        The following table shows the ownership of company common stock as of March 1, 2013, of each director, each nominee for director, each named executive officer and all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Beneficial Owner	Outstanding Shares of Company Common Stock(1)	Shares Underlying Phantom Stock Units and Restricted Stock Units(2)	Percent of Class(3)
Richard J. Almeida	7,368	37,041	*
Luis Aranguren-Trellez	946	16,626	*
David B. Fischer	—	—	*
Ilene S. Gordon	386,221	80,429	*
Paul Hanrahan	1,067	30,116	*
Karen L. Hendricks	1,279	31,218	*
Wayne M. Hewett	—	6,665	*
Gregory B. Kenny	—	28,017	*
Barbara A. Klein	2,747	20,348	*
James M. Ringler	6,221	39,183	*
Dwayne A. Wilson	—	5,745	*
Cheryl K. Beebe	109,794	12,998	*
Jack C. Fortnum	225,948	16,714	*
James P. Zallie	18,156	10,259	*
Julio dos Reis	24,417	6,295	*
All directors and executive officers as a group (20 persons)	974,866	383,815	1.3%

(1)
Includes shares of company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the beneficial owner has sole voting and investment power. Fractional amounts have been rounded to the nearest whole share.

Includes shares of company common stock that may be acquired within 60 days of March 1, 2013, through the exercise of stock options granted by the company in the following amounts: I. S. Gordon, 180,733; C. K. Beebe, 18,533; J. C. Fortnum, 117,832; J. P. Zallie, 14,966; and for all directors and executive officers as a group, 423,561.

Includes shares of the company's common stock subject to restricted stock awards in the following amounts: for each of R. J. Almeida, L. Aranguren-Trellez, K. L. Hendricks, B. A. Klein and J. M. Ringler, 888 shares and reinvestment of dividends on those shares; for J. dos Reis, 6,667; and for all directors and executive officers as a group, 12,461 shares. The shares of restricted stock held by Mr. Almeida, Mr. Aranguren-Trellez, Ms. Hendricks, Ms. Klein and Mr. Ringler were granted to these directors as part of their annual retainers, and reinvested dividends on these shares are vested but are restricted as to transfer until termination from the board. Holders of restricted stock are entitled to vote those shares prior to vesting.

Includes shares of the company's common stock held in the Ingredion Incorporated Stock Fund of our Retirement Savings Plan as follow: C. K. Beebe, 4,025; and for all directors and executive officers as a group, 5,017.

(2)
Includes shares of company common stock that are represented by deferred phantom stock units and restricted stock units of the company credited to the accounts of the outside directors and certain executive officers. The directors and executive officers have no voting or investment power over the company's common stock by virtue of their ownership of phantom stock units or restricted stock units. The restricted stock units held by executive officers and included in this column are not exercisable within 60 days.

(3)
Less than one percent, except as otherwise indicated. Does not include shares in the column headed "Shares Underlying Phantom Stock Units and Restricted Stock Units."

Director Ownership Guidelines

        Our Corporate Governance Principles provide that within five years of his or her election to the board, a director should acquire and hold a number of shares of the company's common stock that from time-to-time have a market value equal to a minimum of five times the dollar amount of the cash portion of his or her annual board retainer. We count direct and indirect ownership of our common stock, including restricted stock, restricted stock units and phantom stock units, but do not include stock options in determining whether the ownership targets are satisfied. As of December 31, 2012, all the directors either exceeded their stock ownership targets or were within the five-year compliance window in which to meet those ownership targets.

Executive Compensation

Compensation Discussion and Analysis

        This section provides information concerning our compensation programs in which our principal executive officer, our principal financial officer and our three most highly compensated executive officers other than our principal executive officer and principal financial officer (named executive officers) participated in 2012. The compensation discussion and analysis is organized as follows:

  •
  Executive Summary

  •
  Overview of Compensation Philosophy and Programs

  •
  Elements of Compensation

  •
  Executive Stock Ownership Requirements

  •
  Other Items

Executive Summary

        2012 business performance and executive pay highlights.    2012 was an outstanding year for us. We achieved record net sales of $6.5 billion, We increased our diluted net income per share by 3% to $5.47 from $5.32 in 2011, and increased our adjusted diluted net income per share by 19% to $5.57 from $4.68 in 2011.* We also increased our cash dividends by 39.4% in 2012. Our total shareholder return was 24.5%, 32.1% and 13.8% for the one-, three- and five-year periods ended December 31, 2012. As shown in the table on page 29, those returns exceeded the returns for the median of the 2012 compensation comparator group of companies for each of those periods.

        We completed the integration of the National Starch business acquired October 1, 2010 and delivered $50 million in synergies.

        Participants in the Annual Incentive Plan in 2012 were eligible to earn bonuses ranging from 0% to 200% of target awards depending on whether and to what extent goals established by the Compensation Committee were attained. 2012 payments to Ilene S. Gordon, Cheryl K. Beebe and James P. Zallie were determined on the basis of goals for total company earnings before interest, taxes, depreciation and amortization (EBITDA) (60%), total company operating working capital net of margin accounts (15%) and personal objectives (25%). The payments for Jack C. Fortnum and Julio dos Reis were determined on the basis of goals for total company EBITDA (35%) and regional EBITDA (25%), total company operating working capital net of margin accounts (15%) and personal objectives (25%). As a result of strong EBITDA performance, the payments to Ms. Gordon, Ms. Beebe, Mr. Fortnum, Mr. Zallie and Mr. dos Reis were 126%, 125%, 134%, 117% and 104% of their target awards, respectively.

        A substantial majority of the named executive officers' compensation was in the form of stock options and restricted stock units, providing, as in prior years, a strong incentive to increase shareholder value. From 64% to 85% of the named executive officers' target total direct compensation was performance-based.

        Our target for the 2012 long-term incentive awards for named executive officers was to provide 40% of the grant date fair value of the long-term incentive award in the form of nonqualified stock options, 35% in the form of performance shares and the remaining 25% in the form of restricted stock units.

*
See Appendix A for a reconciliation of adjusted diluted earnings per share to diluted earnings per share determined in accordance with generally accepted accounting principles.

        Corporate governance highlights.    The Compensation Committee is briefed regularly on best practices and corporate governance developments in relation to executive compensation. Our executive compensation policies and practices include:

  •
  Independent compensation committee.  The Compensation Committee, which is comprised solely of independent directors, approves the compensation of the named executive officers.

  •
  Independent compensation consultant.  The Compensation Committee has retained an independent compensation consultant.

  •
  No employment agreements.  None of our executive officers has an employment agreement with the company.

  •
  Limited perquisites.  Executives receive only limited perquisites.

  •
  Excise tax gross-ups.  Beginning in 2010 our executive officers entering into new severance agreements are not provided with "excise tax gross-ups" in the event of a change in control.

  •
  Share ownership requirements.  We have meaningful share ownership requirements for executive officers.

Purpose and Structure

        A well-structured executive compensation strategy, like a well-structured business strategy, requires clarity and balance. We need to address many important business variables and time frames in our compensation programs. Among the most important variables that we must manage are:

  •
  Alignment with company strategy and performance across time, i.e., short-, intermediate- and long-term performance,

  •
  Program design that properly encourages the necessary tradeoffs between short-term results and greater long-term value,

  •
  Reinforcement of prudent risk taking,

  •
  Facilitation of our ability to attract and retain key executive talent,

  •
  Competitiveness with prevailing practices in both level and mix of pay,

  •
  Program design and overall mix of compensation consistent with both managerial effectiveness and sound governance,

  •
  Consistent program design that can be reasonably applied to a broader cross-section of positions than just named executive officers,

  •
  Making programs straightforward and understandable and

  •
  Facilitation of sensible, sustainable and proportionate sharing of company success between shareholders and employees.

        Our compensation programs are intended to balance these reinforcing (and competing) objectives. We believe our programs and related pay opportunities allow us to achieve these objectives in a prudent and effective way. Our executive compensation structure is straightforward, competitive in the marketplace and has a strong emphasis on performance. We believe it is one that shareholders can understand and support.

        Our compensation structure for our named executive officers for 2012 included the following broad elements:

        This structure is simple and comprehensive, providing:

  •
  elements essential to be competitive in the marketplace,

  •
  a mix that supports the short- and long-term elements of our business strategy and

  •
  performance measures that are drivers of and/or directly based on shareholder value.

Performance

        We are strong, prosperous, continue to create value and are well positioned for the future. The graph below summarizes total shareholder return for the last one, three and five years for us and our comparator group of companies. The percentile ranking of our performance, measured by total shareholder return, is the 54th, 95th and 83rd percentile for the one-, three- and five-year periods, respectively, during a period that included economic and market turmoil. This is a testament to our strength and the effectiveness of our management team and employees.

Annual Total Shareholder Return
(for periods ending December 31, 2012)

        Our pay programs are aligned with competitive practice and our performance. We are committed to continuing to manage the company in a prudent manner for long-term success. We believe we are providing the right incentives to our management for them to do so.

        In making decisions with respect to pay for our named executive officers for 2013, our Compensation Committee took into account the say-on-pay vote at our 2012 annual meeting. Our programs for 2013 are similar to those for 2012. In light of the 93.3% vote in favor of the compensation of our named executive officers, we did not change our plans as a result of the say-on-pay vote.

        We continue to evaluate our compensation programs and practices to ensure we incorporate best practices in executive compensation and consider modifications to our programs to support our business strategies and provide an appropriate balance of risk and reward.

Overview of Compensation Philosophy and Programs

        Our Compensation Committee establishes our compensation philosophy. Our executive compensation programs are designed by our Compensation Committee based on recommendations by management and advice from an independent compensation consultant and administered by our Human Resources Department. Our Chief Executive Officer and Senior Vice President, Human Resources make recommendations concerning base salary, short- and long-term incentive compensation and plan design to our Compensation Committee. Our Compensation Committee approves all forms of compensation, related design provisions and performance goals for our named executive officers.

        We are committed to maximizing shareholder value and dedicated to attracting and retaining the necessary talent to accomplish this objective. Our compensation philosophy is designed to directly align the interests of shareholders and employees through compensation programs that will reward employees for performance that builds long-term shareholder value.

        The objectives of our compensation programs are to:

  •
  align and motivate management to execute our business strategy and to enhance shareholder value,

  •
  attract and retain outstanding and talented executives who can execute our strategy and deliver the best business results and

  •
  reinforce pay-for-performance by aligning earned compensation with results.

        To meet our objectives, elements of compensation are based on the following three fundamental principles.

        The Named Executive Officers' Compensation Will Be Performance-Based.    Our executive compensation programs are designed to motivate our executive officers to maximize shareholder returns by achieving growth and profitability goals. Our programs provide this motivation in a number of ways. Our named executive officers may earn cash payments under our Annual Incentive Plan with target awards ranging from 75% to 125% of the named executive officer's base salary. Payments are made under the Annual Incentive Plan only if threshold performance goals are met. The amount of the payments is directly related to the level of performance. No payments are made if threshold performance goals are not achieved. The performance goals are recommended by the Compensation Committee and approved by the independent, outside, non-employee members of the Board of Directors. Financial goals for the company are recommended by management and reviewed and approved by the Board of Directors.

        In 2012, equity-based compensation was delivered in the form of performance shares, stock options and restricted stock units. Like awards earned under the Annual Incentive Plan, performance shares are earned based on the achievement of performance goals recommended by the Compensation Committee and approved by the independent, outside, non-employee members of the Board of Directors. No performance shares are earned if threshold performance goals are not achieved. Stock options have no realizable value at the time of grant. Named executive officers will only realize value from stock options if our share price appreciates above the exercise price which is the closing price of a share of our common stock on the date of grant. Restricted stock units have a value tied to the stock price.

        A Substantial Portion of Named Executive Officer Compensation Will Be Delivered in the Form of Equity Awards.    The Compensation Committee believes that a substantial portion of total compensation should be delivered in the form of long-term equity incentives in order to align the interests of our named executive officers with the interests of our shareholders. In 2012, 35% of the equity compensation provided to our named executive officers was delivered in the form of performance shares, 40% in the form of stock options and 25% in the form of restricted stock units. These awards in combination focus executives on the creation of shareholder value over the long term and permit named executive officers to accumulate ownership in the company.

        Our Compensation Program for Named Executive Officers Is Designed to Enable Us to Attract and Retain First-Rate Executive Talent.    We believe that shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive. Therefore, in 2012 we targeted base salary and annual cash compensation (base salary plus target short-term incentive) and long-term incentive compensation opportunities for the named executive officers at the 50th percentile (actual compensation was adjusted for relative experience for the position) relative to executives with similar responsibilities of a compensation comparator group of companies. We perform market benchmarking on the basis of pay opportunities, that is, "target" and grant date values of compensation. This is because earned compensation (as contrasted with target) is entirely a function of performance. Our objective is to deliver competitive target compensation opportunities. Management provides the Compensation Committee with information regarding compensation practices of a compensation comparator group of companies to assist the Committee in understanding the external market. This market data is provided to management by Meridian Compensation Partners, LLC and reviewed by the Compensation Committee and by its advisor, Pearl Meyer & Partners. The compensation comparator group used for 2012 compensation decisions consisted of the following 46 companies:

Avery Dennison Corporation	MeadWestvaco Corporation
Ball Corporation	Meritor, Inc.
BorgWarner Inc.	Mohawk Industries, Inc.
Brunswick Corporation	The Mosaic Company
Cameron International Corporation	Nalco Holding Company
Campbell Soup Company	NCR Corporation
Chiquita Brands International Inc.	Newell Rubbermaid Inc.
The Clorox Company	Owens-Illinois, Inc.
Dover Corporation	Pentair, Inc.
Eastman Chemical Company	Quad/Graphics, Inc.
Eastman Kodak Company	Reynolds American Inc.
Ecolab Inc.	The Scotts Miracle-Gro Company
Federal-Mogul Corporation	Sealed Air Corporation
Graphic Packaging Holding Company	Sonoco Products Company
Hanesbrands, Inc.	SPX Corporation
Harley-Davidson Motor Company Inc.	Temple-Inland Inc.
The Hershey Company	Tenneco Inc.
Hormel Foods Corporation	Terex Corporation
Joy Global Inc.	The Sherwin Williams Company
Lorillard, Inc.	The Timken Company
Masco Corporation	Visteon Corporation
Mattel, Inc.	W.W. Grainger, Inc.
McCormick & Company, Incorporated	Weyerhaeuser Company

        We compete for talent with a variety of companies in the U.S. and elsewhere. Accordingly, since our executive talent is likely to come from a variety of industries, the Compensation Committee decided that the comparator group should similarly reflect a robust cross-section of companies and industries. Consequently, a comparator group was developed that was based on companies that provide data to the Aon Hewitt database and which were broadly similar in revenue scope (between $3.0 billion and $9.9 billion in annual revenues). Meridian applied regression analysis to account for differences in size (i.e., revenues) of the companies in the 2012 comparator group in estimating the market value of each compensation element, a common analytical convention. The median annual revenue of this group was $5.7 billion.

        Brunswick Corporation, Cameron International Corporation, Dover Corporation, MeadWestvaco Corporation, The Mosaic Company, NCR Corporation, Owens-Illinois, Inc., Pentair, Inc., Quad/Graphics, Inc., Sealed Air Corporation, SPX Corporation and Tenneco Inc. were included in the list of comparator companies for 2012 and not included in the list used for 2011 compensation decisions. Air Products and Chemicals, Inc., Dana Corporation, Del Monte Foods Company, Fortune Brands, Inc., Hasbro, Inc., Molson Coors Brewing Company, Pactiv Corporation and Praxair, Inc. were included in the 2011 list and not included in the 2012 list. These changes were not choices made by the Compensation Committee. They resulted from changes in the companies providing data to be included in the Aon Hewitt database and/or changes in those companies' revenues.

        We determine all elements of compensation annually at the same time in order to consider the relationships between all of the compensation elements as well as assess the appropriateness of the total compensation package for each named executive officer. To accomplish this, we review the strength of our financial performance, the executive officers' positions and levels of responsibility, internal comparisons, individual performance and historical grant levels, as well as the competitive market data for the compensation comparator group.

 Elements of Compensation

        As summarized above, our compensation program has five components:    base salary, annual incentives, long-term incentive compensation, benefit programs broadly available to employees and a limited number of perquisites. Each element is addressed in the context of competitive conditions and internal comparisons. The Compensation Committee annually reviews each component of compensation including performance metrics and objectives to determine whether they remain properly aligned. Accordingly, there may be changes from year to year in the metrics or other plan design elements we use to measure performance and as the basis for earning the components of compensation.

        Base Salary:    We target base salaries at the 50th percentile (actual salaries are adjusted for relative experience for the position) relative to executives with similar responsibilities of the compensation comparator group of companies. The specific named executive officer's salary varies based on the level of his or her responsibility, experience, time in position, internal equity considerations and individual performance. Salaries are reviewed annually. All salary actions with respect to named executive officers other than the Chief Executive Officer are recommended by our Chief Executive Officer and reviewed and approved by the Compensation Committee. Our Chief Executive Officer's recommendations are made at the conclusion of our performance review process. Our performance review process requires our Chief Executive Officer to evaluate the other named executive officers' performance and contributions against objective metrics and success drivers and assign a performance rating. This rating system is used for all salaried employees. Based on these ratings our Chief Executive Officer makes salary recommendations considering the named executive officer's time in the position and the salary-50th percentile for the corresponding position in the compensation comparator group.

        In 2012, the Chief Executive Officer recommended salary increases for the other named executive officers, and the Compensation Committee approved total salary increases for the executive officers including the Chief Executive Officer. The increases for our named executive officers averaged 6.4%.

        Annual Incentive Plan:    Our Annual Incentive Plan is our short-term incentive cash compensation program for officers, including the named executive officers. This plan was approved by our shareholders in 2010.

        Since our inception, our Annual Incentive Plan has fostered and supported our pay-for-performance philosophy by providing direct incentives to achieve specific financial goals that are recommended by the Compensation Committee and reviewed and approved by the independent, outside, non-employee members of the Board of Directors. These goals are based on financial goals for the company recommended by management and approved by our Board of Directors. These plan goals are intended to align performance with our shareholders' interests. Earned annual incentives are based on performance relative to the pre-established financial goals and personal objectives.

        The Compensation Committee approves a cash short-term incentive target for each named executive officer expressed as a percentage of base salary. For 2012, the target awards for the named executive officers ranged from 75% to 125% of base salary depending on the officer's position, as shown in the table on page 34. Incentive targets are established by the Compensation Committee in part based on market data and in part based on our Chief Executive Officer's recommendations concerning short-term incentive target awards for specific named executive officers (other than herself). Ms. Gordon's 2012 target was established based on market data and was approved by the Compensation Committee and the independent, outside, non-employee members of the Board of Directors.

        Management recommended and the Compensation Committee approved the weightings with respect to the goals in the table below because they viewed EBITDA as a foundation for our growth and, as a result, shareholder value; viewed operating working capital as a key financial metric; and viewed the personal objectives as important priorities for each individual executive to achieve strategic initiatives. Mr. Fortnum's and Mr. dos Reis' goals included regional EBITDA goals for the regional operations for which they were responsible in order to provide an incentive for superior performance of those operations.

Weightings Assigned in 2012 to Each Performance Objective under the
Annual Incentive Plan for the Named Executive Officers

	EBITDA(1)	Regional EBITDA		Operating Working Capital(2)	Personal Objectives
I. S. Gordon	60%			15%	25%
C. K. Beebe	60%			15%	25%
J. C. Fortnum	35%	25	%(3)	15%	25%
J. P. Zallie	60%			15%	25%
J. dos Reis	35%	25	%(4)	15%	25%

(1)
EBITDA is defined as operating income plus depreciation and amortization.

(2)
Operating working capital is defined as the 12-month average of current assets less current liabilities excluding cash and cash equivalents, current deferred income tax assets and liabilities, short-term financing and margin and derivative accounts divided by average monthly net sales multiplied by 30 days.

(3)
EBITDA for the North America region.

(4)
EBITDA for the South America region.

        Scales developed for each metric permit participants in our Annual Incentive Plan (AIP) to earn from 0% up to 200% of their annual incentive targets based on achievement from 88% to 115% of the EBITDA goal and achievement of an operating working capital goal from 0% for 56 days outstanding to 200% for 45 days outstanding.

        Our Board of Directors approves goals and objectives for the company. The Compensation Committee, together with the company's other independent, outside, non-employee directors, reviews and approves corporate goals and objectives relevant to our Chief Executive Officer's compensation in light of those goals and objectives for the company. The Committee in conjunction with the company's other independent, outside, non-employee directors evaluates the Chief Executive Officer's performance in light of those goals and objectives. The Committee discusses the evaluation with the other directors and recommends compensation for the Chief Executive Officer to the independent, outside, non-employee directors who approve the Chief Executive Officer's compensation, including base salary and short- and long-term incentive awards.

        To be eligible to receive an incentive payment for a performance period, a named executive officer must (i) be an employee of the company on the last day of the performance period, or have terminated employment during the performance period due to retirement, disability or death, and (ii) have been employed by the company more than six months of the performance period. A named executive officer who is eligible to receive an incentive payment for a performance period, but who was not actively employed during the entire performance period, will receive a prorated payment determined in accordance with rules approved by the Compensation Committee. Annual incentive awards for each performance period are to be paid within two and one-half months after the end of the one-year performance period.

 Executive Annual Incentives — 2012

	AIP Target		AIP Maximum(1)		2012 Calculated AIP Payout (paid in March 2013)
Name	% of Salary	Amount ($)	% of AIP Target	Amount ($)	% of AIP Target	Amount ($)
I. S. Gordon	125%	$1,312,500	200%	$2,625,000	126%	$1,658,344
C. K. Beebe	80%	$448,000	200%	$896,000	125%	$561,000
J. C. Fortnum	80%	$412,000	200%	$824,000	134%	$553,000
J. P. Zallie	80%	$380,000	200%	$760,000	117%	$443,000
J. dos Reis	75%	$359,700	200%	$719,400	104%	$373,000

(1)
These amounts reflect 200% of the target opportunity. In 2012, awards granted to our named executive officers were based upon an incentive pool equal to 3% of our total operating income and an individual allocation of this pool of 40% to our Chief Executive Officer and 15% each to our Chief Financial Officer and each of the other three named executive officers, subject to a maximum award of $5.0 million in each case. The Compensation Committee exercised its discretion to reduce these award amounts based on the metrics described in the discussion of our Annual Incentive Plan.

        Annual incentives paid for 2012 were determined based upon achievement of goals set for corporate and regional financial results including EBITDA, operating working capital and personal objectives. For 2012, the performance goals for each of the named executive officers were recommended by the Compensation Committee and reviewed and approved by the independent, outside, non-employee members of the Board of Directors. These goals were based upon financial goals for the company recommended by management and reviewed and approved by the Board of Directors. The following chart sets forth our 2012 financial performance goals established for each named executive officer for 2012 as well as the actual results achieved.

Summary of 2012 Financial Goals and Actual Results under the
Annual Incentive Plan for the Named Executive Officers

Financial Metrics	2012 Target-Level Goals	2012 Financial Results
EBITDA(1) for the company	$873.8 million	$899.2 million
EBITDA for the North America Region	$473.8 million	$520.3 million
EBITDA for the South America Region	$261.0 million	$247.5 million
Operating Working Capital	50 days	51.7 days	(2)

(1)
EBITDA is defined as operating income plus depreciation and amortization. The Compensation Committee exercised its discretion to exclude the impact of a $16.3 million non-cash restructuring charge resulting from closing a facility in Kenya and a $3.7 million non-cash charge with respect to exiting a joint venture in China from the calculation of EBITDA for purposes of the plan.

(2)
Operating working capital for purposes of the Annual Incentive Plan is defined as the 12-month average of current assets less current liabilities excluding cash and cash equivalents, current deferred income tax assets and liabilities, short-term financing and margin and derivative accounts divided by average monthly net sales multiplied by 30 days.

        The personal objectives component represented 25% of each named executive officer's potential award opportunity. The personal objectives for the Chief Executive Officer and the other named executive officers were recommended by the Compensation Committee and reviewed and approved by the independent, outside, non-employee members of the Board of Directors. The personal objectives for the named executive officers other than the Chief Executive Officer were recommended by the Chief Executive Officer to the Compensation Committee.

        Ms. Gordon's personal objectives were focused on revenue and cost synergies, delivery of growth through results-focused innovation, strategic planning, safety, succession planning and assessment, and leadership development. The personal objectives of the other named executive officers were very aligned with Ms. Gordon's personal objectives and focused on those same key areas.

        At the end of the year, each named executive officer submitted a written self-appraisal. For the named executive officers other than the Chief Executive Officer, the appraisals were reviewed by the Chief Executive Officer. The self-appraisal for the Chief Executive Officer was reviewed by the Compensation Committee. These reviews considered completion of objectives and the quality of work performed and incorporated an element of judgment in assigning individual levels of achievement. A maximum 200% payout on the personal objective component was possible for exceptional achievement.

        Based on the Compensation Committee's review of the individual personal objectives and actual achievements for Ms. Gordon and upon Ms. Gordon's recommendations for the other named executive officers, the following achievement percentages were assigned for personal objectives: 170% for Ms. Gordon, 165% for Ms. Beebe, 155% for Mr. Fortnum, 130% for Mr. Zallie and 120% for Mr. dos Reis.

        Our Chief Executive Officer can recommend an adjustment to the amount of the Annual Incentive Plan award earned by any other named executive officer (positively or negatively) based on her judgment of that individual's performance and/or her judgment of the degree of difficulty of the goal. In 2012, the CEO did not recommend any adjustments under this provision. Furthermore, the Committee can adjust the total amount earned and calculated in accordance with the metrics described above from 0% to 150% based on its determination of the relative strength or weakness of an individual's performance. As a result, an outstanding performer can have his or her total bonus payment increased by 50%; conversely, the bonus can be reduced incrementally to $0 for an unsatisfactory performer. No such adjustments were made under this provision for 2012.

        Long-term Incentive Compensation:    The principal purpose of our long-term incentive compensation program is to align the rewards to executives with the creation of shareholder value. For our named executive officers, the grant date value of long-term incentive compensation comprised from 37% to 67% of their total 2012 target compensation (base salary plus short- and long-term incentive compensation) which we feel provided an appropriate balance between shorter- and longer-term compensation and fixed and variable components. In 2012, we awarded long-term incentives to our executive officers in the form of nonqualified stock options, performance shares and restricted stock units granted pursuant to our Stock Incentive Plan. Our goal was to provide awards such that we delivered approximately 40% of the grant date fair value of the long-term incentive award in the form of nonqualified stock options, 35% in the form of performance shares and the remaining 25% in the form of restricted stock units. We used these allocations among stock options, performance shares and restricted stock units to provide a balance of compensation based on absolute stock price growth and superior relative performance-based shareholder return. We continue to evaluate the appropriate mix of long-term incentive compensation vehicles in comparison to the market to best support our long-term business strategy.

        Stock Options.    We determined the February 2012 grant of nonqualified stock options by converting 40% of the targeted long-term incentive compensation value for each named executive officer to a number of stock options using an estimated Black-Scholes option value. Stock options were granted to eligible management employees, and the exercise price of such options was established on February 7, 2012. All of the options granted to our named executive officers are nonqualified stock options with ten-year terms that vest in one-third increments on the first three anniversaries of the date of the grant.

        We make long-term incentive grants at the Compensation Committee's first meeting each year, typically in early February and, at the same time other elements of compensation are determined so that we can consider all elements of compensation simultaneously.

        Performance Shares.    In 2010, 2011 and 2012, performance shares comprised approximately 50%, 35% and 35%, respectively, of the targeted long-term incentive compensation value. Performance shares awarded in 2012 will be earned based on a relative total shareholder return for a three-year cycle. The performance shares are intended to focus our executive officers on achieving critical multi-year goals. The multi-year, total shareholder return goal was designed to increase shareholder value. The Compensation Committee regularly reviews the design of the performance shares, including performance metrics, to ensure the grants continue to be aligned with maximizing shareholder returns by achieving growth and value-generation goals. To further promote executive share ownership and shareholder alignment, vested performance shares are paid in common stock. No dividends are earned on any performance shares prior to the stock payment.

        Total shareholder return for purposes of the performance shares is defined as (a) the sum of the difference between (i) the average of the daily average prices for each of the 20 trading days immediately prior to the first day of the performance period and (ii) the average of the daily average prices for each of the last 20 trading days of the performance period, divided by (b) the beginning stock price for the cycle, which was $29.00 for performance shares granted in 2010.

        Performance shares are earned based on relative percentile ranking with respect to total shareholder return for members of a performance share peer group. The performance share peer group for the performance shares granted in 2010 consisted of us and the 19 companies listed below.

AGRICULTURAL PROCESSING	AGRICULTURAL CHEMICALS
Archer-Daniels-Midland Company	Agrium, Inc.
Bunge Limited	Monsanto Company
Gruma, S.A. de C.V.	Potash Corporation of Saskatchewan Inc.
MGP Ingredients, Inc.	Syngenta AG
Penford Corporation	Terra Nitrogen Company, L.P.
Tate & Lyle PLC

AGRICULTURAL PRODUCTION/FARM PRODUCTION	PAPER/TIMBER
Alico, Inc.	Buckeye Technologies Inc.
Alliance One International, Inc.	Deltic Timber Corporation
Universal Corporation	MeadWestvaco Corporation
Potlatch Corporation
Wausau Paper Corp.

        These companies were recommended by management and approved by our Compensation Committee on the basis of their Standard Industrial Classification codes and their inclusion in the former S&P Basic Materials Index in which we were also included. The performance share peer group was utilized for this purpose rather than the compensation comparator group because we believe investors are more likely to consider the stocks of these companies as alternatives to an investment in our stock than the companies in the compensation comparator group, in part because their business operations are more similar to ours. We believe that the compensation comparator group is more representative of industries from which we may attract talent. Therefore, we use it to determine competitive compensation levels. We believe the use of two separate groups of companies is appropriate and not uncommon given the different purposes for comparison. One company originally included in the performance share group, Terra Industries Inc., was not in the group at the end of the three-year performance period.

        Restricted Stock Units.    Restricted stock units represent the right to receive a share of common stock upon vesting. In 2011 we introduced restricted stock units to better align with external market practice. Restricted stock units are granted to align the interests of named executive officers with the interests of our shareholders. They promote retention of critical executive talent. They also help balance the named executive officers' long-term incentive compensation mix to minimize risk taking. Finally, they result in the issuance of a lesser amount of shares to provide an equivalent amount of compensation compared to stock options. We determined the February 2012 grant by converting 25% of the targeted long-term incentive compensation value for each named executive officer to a number of restricted stock units using the closing price of a share of our common stock on the date of grant. Restricted stock units granted to the named executive officers in February 2012 vest on the third anniversary of the date of the grant. The restricted stock units vest on a pro rata basis in the event of death, disability or retirement on or after age 55 with ten years of service or retirement on or after age 62. As of each dividend payable date, additional restricted stock units are credited to the award equivalent to the value of the dividend. The additional restricted stock units carry the same terms and conditions as the underlying award.

        Results of 2010-2012 Performance Awards.    Two hundred percent of the target number of performance shares granted in January 2010 were earned based upon our performance for the three years ended December 31, 2012. Performance measures for that cycle were based on relative total shareholder return (TSR). TSR was used because it is a direct measure of the value delivered to shareholders relative to other comparable investments. The following chart summarizes the performance goals at threshold, target and maximum levels, and the actual performance we achieved.

Performance Metrics, Goals and Actual Results for
2010-2012 Performance Shares

	Threshold Performance (50% of Shares)	Target Performance (100% of Shares)	Maximum Performance (200% of Shares)	Actual Results

Relative Total Shareholder Return	40th percentile	55th percentile	80th percentile	89th percentile

        We set the relative TSR target award at the 55th percentile because we wanted to reward for above-average performance in our long-term incentive plan. TSR was defined for purposes of the performance shares as the sum of (a) change in stock price (ending stock price minus starting stock price) plus (b) dividends paid divided by beginning stock price. Beginning stock price was the average of the daily average prices for each of the 20 trading days immediately prior to the first day of the performance period. Ending stock price was the average of daily average prices for each of the last 20 trading days of the performance period. The daily average prices were the average of the high and low price on the New York Stock Exchange for one share of common stock on the date of determination. Dividends paid were the total of all dividends paid on one share of common stock during the applicable calendar quarter(s) during the performance period with dividends treated as though they were reinvested at the end of each calendar quarter based on the stock price at the end of each calendar quarter.

        Performance shares granted in 2011, 2012 and 2013 will be earned solely on the basis of relative TSR.

        Retirement and Other Benefits:    We also provide benefits such as medical, dental and life insurance and disability accidental death and dismemberment coverage to each named executive officer. These benefits are also provided to all eligible U.S.-based employees. Eligible employees, including the named executive officers, can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their active employee benefits. In addition, all salaried employees in the U.S. are eligible to participate in our Cash Balance Pension Plan, our Retirement Savings Plan and our Retiree Health Care Spending Accounts (RHCSA). Twenty-three current employees who were participating in our legacy Executive Life Insurance Plan that was established by our former parent company prior to our becoming an independent public company are provided with split-dollar life insurance. This plan has been frozen.

        Cash Balance Plan.    Our Cash Balance Plan is a defined benefit qualified pension plan which is available to all U.S. salaried employees. Accounts of participants in the Cash Balance Plan accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. Pay credits are calculated as a percentage (3% to 10%) of a salaried employee's eligible compensation (defined as base salary, overtime and earned Annual Incentive Plan award). The pay credit percentage is determined by the employee's years of service and reaches and remains at 10% after 35 years of service. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum if certain funding conditions are met. The Cash Balance Plan provides for a three-year vesting period. All of the named executive officers other than Mr. dos Reis participate in the Cash Balance Plan.

        To the extent that an employee's annual retirement income benefit under the Cash Balance Plan exceeds the limitations imposed by the U.S. Internal Revenue Code, additional benefits may be provided by our nonqualified Supplemental Executive Retirement Plan through a Cash Balance Make-up Account to which we contribute the amounts that we would contribute to the Cash Balance Plan absent those limitations. All of the named executive officers other than Mr. dos Reis participate in Cash Balance Make-up Accounts.

        Supplemental Executive Retirement Plan.    Certain of our U.S.-based eligible employees, including all the named executive officers other than Mr. dos Reis, are entitled to participate in our Supplemental Executive Retirement Plan (SERP). The purpose of this nonqualified, unfunded plan is to (a) permit certain key executives to defer receipt of a portion of current compensation, including short- and long-term incentive payments, until a later year, (b) provide participants and their beneficiaries with the amount of retirement income that is not provided under the Cash Balance Plan or the Retirement Savings Plan by reason of statutory limits on eligible compensation under tax-qualified plans and (c) preserve the opportunity for executives to continue to defer compensation that was deferred under previously maintained plans.

        SERP participants are general unsecured creditors of the company.

        Retirement Savings Plan.    Our Retirement Savings Plan is a tax-qualified 401(k) savings plan that offers U.S. salaried employees the opportunity to contribute up to 25% of their eligible compensation on either a before-tax or after-tax basis. The company matches 100% of employee contributions up to the first 6% of eligible compensation contributed. Employee contributions are fully vested upon contribution. Company contributions are vested after three years of qualified employment with the company.

        In addition to the Retirement Savings Plan, certain of our U.S.-based eligible employees, including all the named executive officers other than Mr. dos Reis, are entitled to participate in Annual Deferral Accounts and Savings Plan Make-up Accounts under the nonqualified SERP. To the extent that benefits are limited under the Retirement Savings Plan due to statutory limits on compensation and deferral under tax-qualified plans, participants are permitted to defer compensation under the SERP. We make matching contributions to Savings Plan Make-up Accounts that mirror our contributions to the Retirement Savings Plan. A participant is vested in his or her Savings Plan Make-up Account to the extent that he or she is vested in the Retirement Savings Plan employer matching contributions.

        Mr. dos Reis participates in our Argentinean subsidiary's defined contribution savings plan. This plan offers qualified plan participants the opportunity to contribute up to 8% of their eligible compensation on a before-tax basis. The Argentinean subsidiary matches 100% of employee contributions up to 8% of eligible compensation contributed. Employee contributions are fully vested upon contribution. The Argentinean subsidiary's contributions are vested proportionally after five years of qualified employment with the subsidiary and fully vested after 10 years of qualified employment with the subsidiary. Accounts of participants in this plan accrue monthly interest credits according to the actual investment return gained plus the subsidiary's and participants' contributions. The total value of the participants' account, including participant and subsidiary contributions and earnings on both, is paid out at retirement as a lump sum, or in case of terminations where specific rules and restrictions apply, according to plan regulation.

        Retiree Health Care Spending Accounts (RHCSA).    RHCSA accounts will be provided to Ms. Gordon, Ms. Beebe and Mr. Fortnum provided their employment with the company is terminated at or after age 55 with 10 years of service (age 62 with 5 years of service in the case of Ms. Gordon). The accounts provide assistance in purchasing pre-age 65 retiree medical and dental care from the company and to reimburse for a Medicare supplement policy for coverage at age 65 or older. At termination, qualified employees have access to a RHCSA for themselves and a RHCSA in an equal amount for their then qualified dependents. The balances in these accounts may be used by the retiree and dependents to purchase from the company, at the company's full cost, the medical and dental benefits provided by the company to active employees.

        The balances in these notional accounts are forfeited if the employee terminates employment prior to age 55 and 10 years of service at the time of termination (age 62 with 5 years of service in the case of Ms. Gordon). The accounts otherwise terminate after termination of employment on the death of the employee for the employees' RHCSA and upon the death of the qualified dependent in the case of his or her RHCSA.

        Mr. Zallie as a former employee of National Starch LLC is entitled to medical coverage that mirrors the active health plan prior to age 65 if he retires after age 55 with 10 or more years of continuous service or he attains age 65 after terminating employment due to total disability. If he retires after age 55 with 10 or more years of continuous service or he attains age 65 after terminating employment due to total disability, he and his spouse (after attaining age 65) will each be entitled to up to $1,500 per year to be spent on specified Medicare supplement medical and prescription drug plans selected by the company.

        Executive Life Insurance Plan.    Twenty-three current U.S. salaried employees, including Ms. Beebe and Mr. Fortnum, participate in our Executive Life Insurance Plan. This is a legacy plan which was established by our former parent company before we became an independent public company, and all of the insurance policies were purchased by our former parent company. This plan and plan benefits are frozen, and we will not offer this benefit to any officers who do not already participate in it. This is a split-dollar life insurance plan which provides the participant with a greater death benefit than provided under our basic life insurance plan. Additionally, at the later of age 65 or 15 years from the purchase of a policy included in this plan, participants are given full ownership of the life insurance policies. Participants' annual premiums are calculated to be the amount sufficient to pay for the cost of the life insurance being provided.

        We make payments to the participating named executive officers in the amount of the participant premiums under the Executive Life Insurance Plan and continue to do so after their retirement from the company. We also make payments to these two named executive officers in the amount of taxes due as a result of such payments.

        Perquisites and Other Personal Benefits:    We provide our named executive officers with perquisites and other personal benefits that we believe are reasonable and appropriate because they help make our compensation packages competitive, better enable the company to attract and retain executives for key positions and are not excessive.

        We provide each named executive officer a car. We lease and pay all the costs of operating these cars, including insurance for the U.S.-resident named executive officers. Our Argentinean subsidiary owns the car which is provided for Mr. dos Reis' use. Each of the named executive officers is subject to income tax on the imputed income resulting from his or her benefit. Each of the named executive officers also receives financial planning and tax preparation services, the value of which constitutes taxable income to the recipient. We also provide annual physical examinations to our named executive officers.

        The values of these perquisites are included in the Summary Compensation Table in the column headed "All Other Compensation."

        Change in Control Agreements.    We have a severance agreement with each of the named executive officers that requires us or a successor company to make certain payments and provide certain benefits if the officer's employment is terminated by us or the successor company other than because of death, "Disability" or "Cause," or is terminated by the officer for "Good Reason," in each case, within two years after a change in control of the company. Disability, Cause and Good Reason are defined in these severance agreements. These agreements are intended to encourage retention in the face of an actual or rumored change in control. In addition, these agreements are intended to align executives' and shareholders' interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives' own employment. Because these agreements are provided to satisfy different objectives than our regular compensation program, decisions made under this program do not affect our regular compensation program.

        The terms of these agreements are similar to those provided by other companies, and we provide them in part because we believe we need to do so to provide a competitive compensation package. Information regarding potential payments under these agreements for the named executive officers is provided under the heading "Estimated Potential Payments upon Change in Control" on page 54.

Executive Stock Ownership Requirements

        We maintain stock ownership requirements for our named executive officers. The ownership requirements are five times her current annual base salary for our Chief Executive Officer and three times their base annual salaries for each of the other named executive officers. We count direct and indirect ownership of our common stock, including restricted stock, restricted stock units and phantom stock units, but do not include stock options or unvested performance shares in determining whether the ownership requirements are satisfied. Named executive officers are not permitted to sell shares of common stock other than to fund the payment of exercise price of options or to fund the payment of taxes upon the exercise of options or vesting of shares of restricted stock or restricted stock units at any time when they have not satisfied the ownership requirement.

Other Items

Timing of Stock Option Grants

        Our Compensation Committee reviews and approves management's recommendations for option grants annually. This occurs during the first Compensation Committee meeting of the fiscal year. The Committee approves grants of options to named executive officers at the same time they are granted to all other eligible employees. We do not time such grants in coordination with the company's possession or release of material, non-public or other information. Meetings of the Compensation Committee are generally scheduled at least a year in advance.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company's Chief Executive Officer or any of the company's four other executive officers, other than the Chief Executive Officer, whose compensation is required to be disclosed in this proxy statement by reason of their being among the most highly compensated officers for the taxable year and who are employed by us as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). For 2012, the grants of stock options and restricted stock units, the payments under the Annual Incentive Plan and the performance share awards were designed to satisfy the requirements for deductible compensation. Because a 2006 amendment to U.S. Securities and Exchange Commission regulations requires that we disclose the Chief Financial Officer's compensation in our proxy statement whether or not she is one of our four most highly compensated executive officers other than the Chief Executive Officer, Section 162(m) does not limit our deduction for compensation paid to our Chief Financial Officer.

Financial Restatements

        The company expects to adopt a clawback policy. Any such policy will be consistent with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The requirements of the Dodd-Frank Act will be reflected in the release of final regulations from the U.S. Securities and Exchange Commission which we expect will occur later in 2013.

Summary Compensation Table

        The following narrative, tables and footnotes describe the total compensation earned by our named executive officers for 2010, 2011 and 2012. The components of the total compensation reported in the Summary Compensation Table are described below. For information on the role of each component within the total compensation package, refer to the description under "Compensation Discussion and Analysis" beginning on page 26.

        Salary.    This column represents the base salary earned during 2010, 2011 and 2012 by each of our named executive officers and includes any amounts deferred by the named executive officer under our Retirement Savings Plan and SERP.

        Bonus.    In 2010, the Company provided additional cash bonuses under the Annual Incentive Plan. These additional bonuses were provided to select salaried employees critical to the success of the due diligence and integration planning efforts with respect to the National Starch acquisition and had an aggregate value of $1.35 million. In addition, the independent, outside, non-employee directors approved an additional bonus for our Chief Executive Officer of $212,000.

        Stock Awards.    This column represents the aggregate grant date fair value of performance shares, restricted stock units and shares of restricted stock granted to each of the named executive officers in the current and prior years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Additional information regarding the awards is set forth in the "Grants of Plan-Based Awards in Fiscal 2012" table on page 45 and the "Outstanding Equity Awards at 2012 Fiscal Year-End" table on page 46. The assumptions used in determining the fair value of the awards are set forth in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for each respective year covered by the Summary Compensation Table (notes 2 and 12 in the reports for 2010, 2011 and 2012). We caution that the actual amounts ultimately realized by the named executive officers from the disclosed performance share awards, restricted stock units and shares of restricted stock will likely vary from the disclosed amounts based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. The actual value the named executive officer receives will depend on the number of shares earned and the price of a share of our common stock when the shares vest. Because the accounting valuation for the performance share awards is calculated using a Monte Carlo simulation model, the target value utilized by the Compensation Committee to determine the number of performance shares to grant differs slightly from the valuation used for accounting purposes.

        Option Awards.    This column represents the grant date fair value of stock option awards granted to each of the named executive officers in the current and prior years, computed in accordance with FASB ASC Topic 718. Additional information regarding the awards is set forth in the "Grants of Plan-Based Awards in Fiscal 2012" table on page 45 and the "Outstanding Equity Awards at 2012 Fiscal Year-End" table on page 46. The assumptions used in determining the fair value of the awards are set forth in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for each respective year covered by the Summary Compensation Table (notes 2 and 12 in the reports for 2010, 2011 and 2012). We caution that the actual amounts ultimately realized by the named executive officers from the disclosed option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. Because we consider vesting restrictions and forfeiture assumptions to determine the grant date fair value of stock option awards, the target value utilized by the Compensation Committee to determine the number of stock options to grant differs slightly from the valuation used for accounting purposes and disclosed in this column. Stock options granted in 2010, 2011 and 2012 vest in three equal installments on the first three anniversaries of their dates of grant.

        Non-Equity Incentive Plan Compensation.    This column represents cash awards earned by our named executive officers during the respective year under our Annual Incentive Plan, which is discussed in further detail beginning on page 32 under "Compensation Discussion and Analysis" beginning on page 26.

        Change in Pension Value and Nonqualified Deferred Compensation.    This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the respective years for each of our named executive officers. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements. In 2010 and 2012, these amounts also include the amount by which interest earned on deferred compensation deemed to be invested at the prime rate exceeded the interest that would have been earned on those investments at 120% of the applicable federal long-term rate (as prescribed under section 1274(d) of the Internal Revenue Code).

        All Other Compensation.    Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and are primarily comprised of retirement benefit contributions and company-provided automobiles.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation(2) ($)	Total ($)
Ilene S. Gordon,	2012	$1,043,500		$—	$3,176,208	$1,459,248	$1,658,344		$113,423	(3)	$189,470	$7,640,193
Chairman of the Board,	2011	$966,000		$—	$2,831,020	$1,135,484	$1,839,510		$97,824		$57,664	$6,927,502
President and Chief	2010	$895,833		$212,000	$1,901,847	$883,139	$1,788,000		$48,143		$113,640	$5,842,602
Executive Officer
Cheryl K. Beebe,	2012	$557,792		$—	$680,616	$310,272	$561,000		$188,104	(4)	$41,074	$2,338,858
Executive Vice President	2011	$531,396		$—	$590,358	$275,912	$637,000		$210,552		$40,109	$2,285,327
and Chief Financial	2010	$505,479		$300,000	$587,390	$266,046	$718,000		$132,096		$39,534	$2,548,545
Officer
Jack C. Fortnum,	2012	$513,542		$—	$604,992	$279,568	$553,000		$186,882	(5)	$99,160	$2,237,144
Executive Vice President	2011	$496,292		$—	$573,325	$265,300	$578,000		$168,423		$98,916	$2,180,256
and President, North America	2010	$481,263		$—	$676,860	$306,912	$625,000		$143,648		$45,689	$2,279,372
James P. Zallie	2012	$472,917		$—	$522,561	$240,784	$443,000		$626,605	(6)	$146,791	$2,452,658
Executive Vice President,	2011	$447,917		$—	$484,689	$227,400	$526,000		$323,896		$66,372	$2,076,274
Global Specialties and President, EMEA and Asia-Pacific
Julio dos Reis	2012	$494,094	(7)	$—	$334,107	$155,136	$373,000	(7)	$—		$91,235	$1,447,572
Senior Vice President and	2011	$452,588	(7)	$—	$278,146	$128,860	$485,000	(7)	$—		$57,666	$1,402,260
President, South America Ingredient Solutions

(1)
Stock Awards in 2012 include performance share awards, restricted stock units and restricted stock units related to the dividend equivalents on restricted stock units previously granted. For the performance shares granted in 2012, assuming the highest level of performance conditions will be achieved, the maximum grant date value would be as follow: Ms. Gordon, $4,002,516; Ms. Beebe, $857,682; Mr. Fortnum, $762,384; Mr. Zallie, $653,472; and Mr. dos Reis, $422,034.

(2)
The following table provides additional information on the amounts reported in the "All Other Compensation" column of the Summary Compensation Table for 2012.

All Other Compensation Table

Named Executive Officer	Company Contributions to Qualified and Non-Qualified Savings Plans	Relocation Expenses	Payments Equal to Life Insurance Premiums	Tax Payments Related to Life Insurance	Perquisites	Total All Other Compensation
I. S. Gordon	$172,981	$—	$—	$—	$16,489	$189,470
C. K. Beebe	$15,000	$—	$3,486	$2,324	$20,264	$41,074
J. C. Fortnum	$65,519	$—	$8,281	$5,521	$19,839	$99,160
J. P. Zallie	$59,935	$71,404	$—	$—	$15,452	$146,791
J. dos Reis	$67,527	$—	$—	$—	$23,708	$91,235
  •
  Company Contributions to Savings Plans: The company makes matching contributions for compensation contributed by participants under our Retirement Savings Plan and SERP Savings Plan Make-up Accounts. The matching contributions for 2012 are set forth in the table above. For Mr. dos Reis, this amount represents our Argentinean subsidiary's company contributions under its defined contribution plan, which includes $29,218 as a contribution made by our Argentinean subsidiary to cover participants' investment losses in 2011.

  •
  Relocation Expenses: Mr. Zallie relocated from our Bridgewater, New Jersey office to our headquarters in Westchester, Illinois. This amount represents reimbursement of $38,154 in costs associated with house hunting, temporary housing and closing costs and $33,250 in tax gross-up payments with respect to that reimbursement.

  •
  Life Insurance: Ms. Beebe and Mr. Fortnum participate in our Executive Life Insurance Plan. The amounts in the table include payments equal to the amount of participant premiums on life insurance policies for their benefit. These policies were purchased by our former parent company, and we have continued to maintain the policies based upon the commitment to provide such benefits to each participant. The premiums on these policies are based on the insurance company's underwriting requirements.

  •
  Tax Payments Related to Life Insurance: As participants in the Executive Life Insurance Plan, Ms. Beebe and Mr. Fortnum receive payments in the amount of taxes due as a result of the payments made equal to the amount of their participant premiums.

  •
  Perquisites: These amounts include the costs of providing a leased car or the use of a company car to each of our named executive officers, financial planning and tax preparation services and executive physicals and, for Mr. dos Reis, security services and statutory meal reimbursements.

(3)
Consists of (a) a $108,641 actuarial increase in the value of Ms. Gordon's interest in the company's Cash Balance Plan and her Cash Balance Make-up Account and (b) an increase of $4,782 resulting from above-market interest earned in Ms. Gordon's non-qualified savings plan account.

(4)
Consists of (a) a $186,719 actuarial increase in the value of Ms. Beebe's interest in the company's Cash Balance Plan and her Cash Balance Make-up Account and (b) increases of $1,362 and $23 resulting from above-market interest earned in Ms. Beebe's non-qualified savings plan account and in her account in a frozen deferred compensation plan operated by the company that owned us before we became an independent public company in January 1998.

(5)
Consists of (a) a $158,409 actuarial increase in the value of Mr. Fortnum's interest in the company's Cash Balance Plan and his Cash Balance Make-up Account, (b) a $25,424 increase in the value of Mr. Fortnum's interest in the Ingredion Canada Pension Plan and (c) an increase of $3,049 resulting from above-market interest earned in Mr. Fortnum's non-qualified savings plan account.

(6)
Consists of (a) an $83,642 actuarial increase in the value of Mr. Zallie's interest in the company's Cash Balance Plan and his Cash Balance Make-up Account, (b) a $542,269 increase in the value of Mr. Zallie's interest in the National Starch LLC Pension Plan and National Starch Excess Pension Plan and (c) an increase of $694 resulting from above-market interest earned in Mr. Zallie's non-qualified savings plan account.

(7)
Mr. dos Reis is employed by our Argentinean subsidiary and his salary and non-equity incentive plan compensation are paid a portion in U.S. Dollars and a portion in Argentinean Pesos. The amounts shown and paid are based on the monthly average exchange rates for the Argentinean Peso per U.S. Dollar published by the Central Bank of Argentina. The yearly average exchange rate for 2012 was 4.53314 Argentinean Pesos per U.S. Dollar.

Grants of Plan-Based Awards in Fiscal 2012

        The following table contains information relating to grants to the named executive officers during 2012 of awards under our Annual Incentive Plan and performance shares, restricted stock units and stock options under our Stock Incentive Plan.

									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)
										Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
I. S. Gordon	02/07/12	$656,250	$1,312,500	$2,625,000
	02/07/12				14,700	29,400	58,800				$2,001,258
	02/07/12							21,000			$1,174,950
	02/07/12								90,300	$55.95	$1,459,248
C. K. Beebe	02/07/12	$224,000	$448,000	$896,000
	02/07/12				3,150	6,300	12,600				$428,841
	02/07/12							4,500			$251,775
	02/07/12								19,200	$55.95	$310,272
J. C. Fortnum	02/07/12	$206,000	$412,000	$824,000
	02/07/12				2,800	5,600	11,200				$381,192
	02/07/12							4,000			$223,800
	02/07/12								17,300	$55.95	$279,568
J. P. Zallie	02/07/12	$190,000	$380,000	$760,000
	02/07/12				2,400	4,800	9,600				$326,736
	02/07/12							3,500			$195,825
	02/07/12								14,900	$55.95	$240,784
J. dos Reis	02/07/12	$179,850	$359,700	$719,400
	02/07/12				1,550	3,100	6,200				$211,017
	02/07/12							2,200			$123,090
	02/07/12								9,600	$55.95	$155,136

(1)
These amounts reflect the terms of the awards under our Annual Incentive Plan. The actual amounts paid under the Annual Incentive Plan with respect to awards made in 2012 are included in amounts for 2012 in the column captioned "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above.

(2)
These amounts reflect the terms of grants of performance shares under our Stock Incentive Plan. The grant date fair values of these shares are included in the column captioned "Stock Awards" in the Summary Compensation Table above.

(3)
The exercise price for these options is the closing price of a share of our common stock on the date of grant.

(4)
This column shows the grant date fair value of stock awards and option awards under FASB ASC Topic 718. Generally, the full grant date fair value is the amount the company would expense in its financial statements over the award's vesting schedule. For stock options, fair value is calculated based on the grant date fair values estimated by us using the Black-Scholes option pricing model for financial reporting purposes, $16.16 for the grants on February 7, 2012. For additional information on the valuation assumptions, see notes 2 and 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. We caution that the actual amounts ultimately realized by the named executive officers from the disclosed stock and option awards will likely vary based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. The options vest in three equal installments on the first, second and third anniversaries of the date of grant.

Outstanding Equity Awards at 2012 Fiscal Year-End

        The following table contains information relating to stock options, performance shares, restricted stock and restricted stock units held by our named executive officers at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(10) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(11) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10) ($)
I. S. Gordon
	67,133	33,567	(1)		$29.90	01/26/20
	24,966	49,934	(2)		$47.95	02/07/21
		90,300	(3)		$55.95	02/06/22
							61,300	(4)	$3,949,559
										54,900	$3,537,207
C. K. Beebe
	30,200				$34.36	01/28/18
		10,633	(5)		$28.75	01/25/20
	6,066	12,134	(2)		$47.95	02/07/21
		19,200	(3)		$55.95	02/06/22
							9,097	(6)	$586,120
										12,500	$805,375
J. C. Fortnum
	32,000				$33.80	01/22/17
	31,600				$34.36	01/28/18
	24,533	12,267	(5)		$28.75	01/25/20
	5,833	11,667	(2)		$47.95	02/07/21
		17,300	(3)		$55.95	02/06/22
							8,455	(7)	$544,756
										11,600	$747,388
J. P. Zallie
	5,000	10,000	(2)		$47.95	02/07/21
		14,900	(3)		$55.95	02/06/22
							7,231	(8)	$465,893
										9,900	$637,857
J. dos Reis
		3,000	(5)		$28.75	01/25/20
		5,667	(2)		$47.95	02/07/21
		9,600	(3)		$55.95	02/06/22
							11,044	(9)	$711,565
										6,000	$386,580

(1)
These options vested on January 27, 2013.

(2)
One half of these options vested on February 8, 2013, and the other half will vest on February 8, 2014.

(3)
One third of these options vested on February 7, 2013, and the other two thirds will vest in equal annual installments on February 7, 2014 and 2015, respectively.

(4)
12,885 of these restricted stock units will vest ratably over four years on each May 4 beginning May 4, 2013, 27,160 of these restricted stock units will vest on February 8, 2014 and 21,255 of these restricted stock units will vest on February 7, 2015. During the vesting periods, nonvested restricted stock units earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original restricted stock units.

(5)
These options vested on January 26, 2013.

(6)
4,526 of these restricted stock units will vest on February 8, 2014, and 4,571 of these restricted stock units will vest on February 7, 2015. During the vesting periods, nonvested restricted stock units earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original restricted stock units.

(7)
4,407 of these restricted stock units will vest on February 8, 2014, and 4,048 of these restricted stock units will vest on February 7, 2015. During the vesting periods, nonvested restricted stock units earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original restricted stock units.

(8)
3,689 of these restricted stock units will vest on February 8, 2014, and 3,542 of these restricted stock units will vest on February 7, 2015. During the vesting periods, nonvested restricted stock units earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original restricted stock units.

(9)
3,333 shares of restricted stock included herein will vest on September 1, 2014, 3,334 shares of restricted stock included herein will vest on September 1, 2015, 2,151 restricted stock units included herein will vest on February 8, 2014 and 2,226 restricted stock units included herein will vest on February 7, 2015. During the vesting periods, nonvested restricted stock units earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original restricted stock units.

(10)
Value stated is the value of unvested shares multiplied by the closing price of a share of our common stock on December 31, 2012 ($64.43).

(11)
Reflects unearned performance shares in the 2011 and 2012 performance share awards (at the target performance level).

Option Exercises and Stock Vested in Fiscal 2012

        The following table contains information concerning the exercise of stock options by our named executive officers and vesting of restricted stock units and shares of restricted stock held by them during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
I. S. Gordon
Options	108,814	$4,040,264
Restricted Stock Units			3,192	$176,933
Restricted Stock			—	—
C. K. Beebe
Options	63,900	$2,197,889
Restricted Stock Units			—	—
Restricted Stock			—	—
J. C. Fortnum
Options	77,600	$2,708,257
Restricted Stock Units			—	—
Restricted Stock			—	—
J. P. Zallie
Options	—	—
Restricted Stock Units			—	—
Restricted Stock			—	—
J. dos Reis
Options	35,833	$1,175,709
Restricted Stock Units			—	—
Restricted Stock			3,333	$179,415

        Value realized upon exercise is equal to the number of options exercised multiplied by the difference between the closing price of a share of our common stock on the date of exercise and the exercise price. Value realized on vesting of restricted stock units and shares of restricted stock is the closing price of a share of our common stock on the date of vesting multiplied by the number of shares or units vested. The number of shares acquired as a result of the vesting of restricted stock units includes the restricted stock units credited as dividend equivalents on each dividend payable date.

Pension Benefits in Fiscal 2012

        The following table states the actuarial present value of each named executive officer's accumulated benefit under each of our pension plans.

        Cash Balance Plan.    Our Cash Balance Plan is a defined benefit qualified pension plan which is available to all U.S. salaried employees. Accounts of participants in the Cash Balance Plan accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term U.S. Treasury notes. Pay credits are calculated as a percentage (3% to 10%) of a salaried employee's eligible compensation (defined as base salary, overtime and earned Annual Incentive Plan award). The pay credit percentage is determined by the employee's years of service and reaches and remains at 10% after 35 years of service. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum if certain funding conditions are met. The Cash Balance Plan provides for a three-year vesting period.

        Mr. Fortnum participated in the Ingredion Canada Pension Plan for Salaried Employees prior to his transfer from our Canadian subsidiary to the parent company on March 1, 1993. Mr. Fortnum has ceased to accrue benefits under this plan and has 7.5 years of credited service under the plan at December 31, 2012.

        Mr. Zallie participated in the National Starch LLC Pension Plan during his employment with National Starch. The National Starch LLC Pension Plan was frozen effective December 31, 2010, and Mr. Zallie ceased to accrue benefits under this plan. Mr. Zallie had 27 years of credited service under the plan at December 31, 2012.

        Nonqualified Cash Balance Make-up Accounts.    To the extent that an employee's annual retirement income benefit under the Cash Balance Plan exceeds the limitations imposed by the Internal Revenue Code, additional benefits may be provided by our nonqualified SERP through a Cash Balance Make-up Account. Except for Mr. dos Reis, all of the named executive officers participate in Cash Balance Make-up Accounts. Ms. Beebe and Mr. Fortnum were participants in a defined benefit plan operated by the company that owned us before we became an independent public company in January 1998. The named executive officers who became officers of Ingredion when we became an independent company (Ms. Beebe and Mr. Fortnum) receive additional pay credits in Cash Balance Make-up Accounts to offset a portion of pension benefits lost as a result of our becoming an independent public company and the change from a final average pay plan maintained by our predecessor to our Cash Balance Plan.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
I. S. Gordon	Cash Balance Plan	3	$33,445	—
	Nonqualified Cash Balance Make-up Account	3	$238,115	—
C. K. Beebe	Cash Balance Plan	32	$461,896	—
	Nonqualified Cash Balance Make-up Account	32	$857,358	—
J. C. Fortnum	Cash Balance Plan	27	$327,112	—
	Nonqualified Cash Balance Make-up Account	27	$795,330	—
	Ingredion Canada Pension Plan	7.5	$150,575	—
J. P. Zallie	Cash Balance Plan	29	$39,801	—
	Nonqualified Cash Balance Make-up Account	29	$113,327	—
	National Starch LLC Pension Plan	27	$1,286,658	—
	National Starch Excess Pension Plan	27	$1,934,049	—
J. dos Reis	n/a	n/a	n/a	n/a

(1)
The present value of the accumulated benefit reflects their current vested balances in the Cash Balance Plan which will be distributed upon termination, regardless of the age of the participant at termination, and balances in their Cash Balance Make-up Accounts will be distributed in accordance with individual elections. In addition, for Mr. Fortnum, the present value includes the present value of accumulated benefits in the Ingredion Canada Pension Plan. The amount shown for this account is based on the exchange rate of 1.00312 Canadian Dollars per U.S. Dollar at December 31, 2012. For Mr. Zallie, the present value includes the accumulated benefits in the National Starch LLC Pension Plan and the National Starch Excess Pension Plan. See note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used to determine the present value of accumulated benefits under our pension plans.

Nonqualified Deferred Compensation in Fiscal 2012

          The following table contains information concerning deferred compensation arrangements under our nonqualified SERP, excluding Cash Balance Make-up Accounts which are reflected in the above "Pension Benefits" table. Under the SERP, named executive officers can defer up to 20% of their annual compensation and up to 100% of the awards earned by them under our Annual Incentive Plan and any earned performance shares. Mr. dos Reis, who is an employee of our Argentinean subsidiary, does not participate in the SERP.

          Amounts deferred are, at the election of the named executive officer, deemed to be invested at the prime rate or in phantom units of our common stock, provided that earned performance shares must be deferred into phantom units of our common stock. Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock. When dividends are paid on our common stock, deemed investments in common stock are credited with the amount of the dividends which is deemed to be invested in additional phantom stock units at the fair market value of a share of common stock on the dividend payment date. Phantom stock units are paid through the issuance of shares of common stock at the time of distribution equal to the number of phantom stock units owned at that time.

          Our SERP is an unfunded plan and is not ERISA-regulated or protected. SERP participants are general unsecured creditors of the company. Our SERP is a combination of plans that mirrors plans being operated by our former parent company at the time we became an independent public company.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2012(1) ($)	Company Contributions in 2012(2) ($)	Aggregate Earnings in 2012(3) ($)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at December 31, 2012(4) ($)
I. S. Gordon	$268,765	$157,981	$52,159	$—	$1,745,268
C. K. Beebe	$—	$—	$15,962	$—	$500,159
J. C. Fortnum	$50,519	$50,519	$37,668	$—	$1,396,020
J. P. Zallie	$112,338	$44,935	$7,128	$—	$284,756
J. dos Reis	$—	$—	$—	$—	$—

(1)
Employee contributions include any deferrals of annual compensation, including earned awards under the Annual Incentive Plan and any earned performance shares. These amounts are included in the named executive officers' compensation under either "Salary," "Bonus," "Stock Awards" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
These amounts relate to the company match in Savings Plan Make-up Accounts and are also included in the named executive officers' compensation under "All Other Compensation" in the Summary Compensation Table.

(3)
Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock. These amounts appear in the Summary Compensation Table as "Nonqualified Deferred Compensation Earnings."

(4)
These balances include income from prior years which was deferred by the named executive officers and earnings on the amounts previously deferred as well as deferred 2012 income which is included as income in the Summary Compensation Table as well as in this amount. With respect to Ms. Gordon, Ms. Beebe, Mr. Fortnum and Mr. Zallie, these amounts include $1,206,375, $500,159, $1,270,521 and $118,065 that were reported as compensation to those named executive officers in the company's Summary Compensation Table in years prior to 2012. In the case of Ms. Beebe, the balances include deferrals of income earned with our predecessor before we became an independent public company.

Potential Payments upon Termination

No Employment Agreements

        None of our named executive officers has an employment agreement. The terms of these executives' severance, except Mr. dos Reis', are the same as the terms for other salaried employees except in the event of a change in control. Mr. dos Reis' entitlements under Argentinean law are described in the section below. Ms. Gordon entered into a letter agreement dated as of April 2, 2009 in connection with her being hired as Chairman of the Board, President and Chief Executive Officer. Pursuant to her letter she is employed on an "at will" basis. The letter agreement provides that for all performance awards granted during Ms. Gordon's employment that provide for other than ratable annual vesting, they will be vested on a pro rata basis (based on the number of days employed during the vesting period) on the date of Ms. Gordon's retirement at any time on or after attaining age 62 and five years of service with the company, with such vested portion subject to attainment of any performance goals that may be provided under any such awards.

        The letter agreement also provided for a grant of restricted stock units under the Stock Incentive Plan with a value of $3,199,000, of which $2,649,000 vested 50% on each of the first two anniversaries of the date of grant, and the remaining $550,000 vested or will vest 1/7th on each of the first seven anniversaries of the date of grant. The restricted stock units will vest in full in the event of death or disability while Ms. Gordon is employed by the company, upon involuntary termination by the company without cause or upon the occurrence of a change in control (as defined in the company's form of executive severance agreement). Upon vesting, the restricted stock units will be distributed in shares of common stock, together with all dividend equivalents accrued on those units.

        In the event of Ms. Gordon's involuntary termination by the company without cause, the letter agreement provides for a severance payment equal to the sum of her annual base salary plus target annual incentive in effect on the termination date and a pro rata portion of the annual incentive for the year in which the termination occurs based upon actual performance, paid when the annual incentive is paid to other senior executives of the company. The letter agreement contains post-termination restrictions on Ms. Gordon including a two-year non-solicitation of employees covenant and a one-year non-competition covenant.

Potential Payments upon Termination or Change in Control

        For terminations other than those relating to a change in control, the named executive officers are not entitled to receive any additional benefits that are not otherwise available to other salaried employees. These benefits which are also available to other salaried employees may include distributions under the Cash Balance Plan, Retirement Savings Plan, retiree medical benefits, disability benefits, accrued vacation pay and death severance benefits. However, termination of senior executive officers may result in severance payments or a paid consulting arrangement for some period of time after termination in addition to the payments to which the executive is otherwise entitled in exchange for confidentiality, non-compete, non-solicitation or other agreements. Persons who retire after age 55 with at least ten years of service (after age 62 with at least five years of service in the case of Ms. Gordon), die or become disabled after the first year of a three-year cycle with respect to performance shares issued under our Stock Incentive Plan will receive a prorated award for each such cycle payable after the end of the cycle when other participants receive their payments. If Ms. Beebe or Mr. Fortnum is terminated for any reason, she or he will be entitled to the continuation of payments equal to the premiums on her or his executive life insurance policy for their benefit and payments of amounts equal to taxes due as a result of such payments until the later of age 65 or the 15th year of the applicable insurance policy. The amounts of such payments assuming termination as of December 31, 2012 are included in the table under the heading "Estimated Potential Payments upon Change in Control" on page 54. In cases of prior retirements by persons who were executive officers, the Compensation Committee has exercised its discretion to accelerate the vesting of stock options.

        In addition to payments described under the heading "Estimated Potential Payments upon Change in Control" on page 54, Mr. dos Reis would receive payments in accordance with our Argentinean subsidiary's policies. In the event of termination with or without cause as defined in the Argentinean statute, Mr. dos Reis is entitled to an amount of severance based on his age and years of service. The amount due to Mr. dos Reis under his severance agreement with us will be reduced by all or any portion of such additional amount received by Mr. dos Reis, estimated to be $1,232,000 at December 31, 2012.

Executive Severance Agreements

        We have a severance agreement with each of the named executive officers that requires us to make certain payments and provide certain benefits if the officer's employment is terminated by us other than because of death, "Disability" or "Cause" or is terminated by the officer for "Good Reason" within two years after a change in control of the company.

        Under the severance agreements a change in control results from any of the following:

  •
  the acquisition by an individual, entity or group of persons of beneficial ownership of 20% or more of our common stock other than pursuant to most transactions in which we directly issue or purchase shares of our common stock,

  •
  a majority of our directors at the start of a two-year period, and persons whose nominations are approved by those directors, or directors approved by those directors not constituting a majority of our board at the end of the two-year period,

  •
  a merger or sale of substantially all of our assets except where owners of our shares own a majority of the voting shares of the surviving corporation or purchaser of the assets, and no person other than us or our benefits plans who owned 15% of our stock before the transaction owns 25% or more of the stock of the survivor or purchaser and the directors who must be a majority under the preceding provision are a majority of the directors of the surviving corporation or purchaser or

  •
  the consummation of a plan of our complete liquidation or dissolution.

        For the purposes of the severance agreements:

  •
  We have "Cause" to terminate the named executive officer if the named executive officer (a) has willfully engaged in conduct which involves dishonesty or moral turpitude which either (1) results in substantial personal enrichment of the named executive officer at our expense or (2) is demonstrably and materially injurious to our financial condition or reputation, (b) has willfully violated the provisions of the confidentiality or non-competition agreement entered into between the company or any of its subsidiaries and the named executive officer or (c) has committed a felony.

  •
  The named executive officer is said to have "Good Reason" to terminate his or her employment (and thereby become entitled to the benefits described below) if we reduce the named executive officer's base salary, require the named executive officer to relocate more than 35 miles from his or her office location immediately prior to the change in control, reduce in any manner which the officer reasonably considers important the named executive officer's title, job authorities or responsibilities immediately prior to the change in control or take certain other actions as specified in the definition.

        Each severance agreement requires, as a precondition to the receipt of payments, that the named executive officer sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. These agreements also include a prohibition of soliciting or recruiting any of our employees or consultants that would apply for one year following the named executive officer's termination of employment (two years in the case of Ms. Gordon) and confidentiality provisions that would apply for an unlimited period of time following the named executive officer's termination of employment. Mr. Zallie's agreement includes a three-year non-competition agreement in the event his employment is terminated within two years after a change in control or a one-year non-competition agreement if his employment is terminated other than within two years after a change in control.

        The agreements provide for the payment of salary and vacation pay accrued through the termination date plus amounts under the Annual Incentive Plan based on the assumption that the target award level was achieved, prorated for the relevant year or portion thereof. In addition, the terminated officer would receive, as a severance payment, a lump sum amount equal to three times the sum of his or her (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination and (b) his or her target Annual Incentive Plan payment for the year in which the termination occurs. We provide this level of severance because we believe it to be typical and necessary to provide a competitive benefit. Mr. dos Reis' lump sum payment would be reduced by the Legal Severance applicable under the terms of the Ley de Contrato de Trabajo and jurisprudence dictated by the National Supreme Court for all Argentinean employees.

        The agreements provide for certain continued insurance and other benefits for a period of 36 months (if the named executive officer is at least 62 years old, our Compensation Committee has the discretion to provide such continued insurance and other benefits only until the executive officer attains age 65) and certain allowances for a period of three months, which include, based on current allowances, continued use of a leased car for three months. These agreements also provide for accelerated vesting pursuant to our Stock Incentive Plan of the terminated officer's then unvested restricted stock and restricted stock unit awards and other stock-based awards, including, but not limited to, performance share awards under our long-term incentive compensation program on a change in control.

        These agreements also provide for the terminated officer to receive three additional years of service under our Cash Balance Plan based on the officer's target total cash compensation (if the executive is at least 62 years old he or she will receive a pro rata amount of additional service credits based on the number of full months until the executive reaches age 65) and three years of benefits under his or her nonqualified Cash Balance Make-up Account. These agreements also provide for vesting of the officer's accounts under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts, if they are not already vested.

        The officer will receive cash payments or nonqualified plan credits equal to three years of employee matching contributions in addition to the contributions made to the Retirement Savings Plan and Savings Plan Make-up Accounts. These agreements also provide for vesting of the officer's accounts under the Retirement Savings Plan and Savings Plan Make-up Accounts, if they are not already vested.

        The officer will receive the cash value of his or her current RHCSA and related dependent account, plus the value of three additional years of company contributions to that account. These agreements also provide for vesting of the officer's current RHCSA and related dependent account, if they are not already vested.

        We will provide a terminated officer with executive-level outplacement services for a period of one year from the date of his or her termination of employment. Such outplacement services are required to be provided through an outplacement firm that is mutually agreed upon by the parties.

        We will reimburse any excise tax paid by the terminated officer as a result of payments under his or her severance agreement unless a less than 10% reduction in the payments would make the excise tax inapplicable, in which case the payments will be reduced by the least amount that would make the excise tax inapplicable. If we are barred from providing any of the benefits contemplated by the severance agreements, we are obligated to arrange to provide substantially similar benefits or the after-tax cash equivalent. These provisions providing for reimbursement of excise taxes have not been included in severance agreements entered into after June 2009.

        To the extent the payments may not be paid from a qualified plan, such amounts will be paid from our general assets.

        Mr. Zallie's agreement provides for a severance payment of one times his base salary in effect on the date of his termination of employment in the event of termination of his employment other than within two years after a change in control of the company.

Change in Control Provisions of the Stock Incentive Plan

        The Stock Incentive Plan provides that upon a change in control, all outstanding awards made under it will be surrendered to the company in exchange for a cash payment except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options and stock appreciation rights immediately will become exercisable in full, all other awards immediately will vest, all performance periods will lapse, each performance period will be deemed satisfied at the target level and each option, stock appreciation right and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. These provisions are intended to permit our senior executives to focus on our success in the event of a change in control and to encourage them to remain in our employ in the event of a possible change in control. These provisions are similar to terms of other companies' stock incentive plans and are included in part because we believe we need to do so to provide a competitive compensation package.

Estimated Potential Payments upon Change in Control

        The estimated amounts payable to each named executive officer upon a change in control and termination of the named executive officer's employment for reasons other than for death, "Disability" or "Cause," by us or our successor or by the named executive officer for "Good Reason" within two years after a change in control in accordance with the terms of the severance agreements discussed above, are shown in the table below. The amounts assume such termination was effective as of December 31, 2012 and are estimates of the amounts that would be paid to the executives upon their termination. Due to a number of factors that affect the nature and amount of any benefits, actual amounts paid or distributed to the named executive officers may be different from the amounts in the table. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age.

	I. S. Gordon	C. K. Beebe		J. C. Fortnum		J. P. Zallie	J. dos Reis
Cash Severance	$7,087,500	$3,024,000		$2,781,000		$2,565,000	$1,285,900	(11)
Pro rata Bonus Payment(1)	$1,312,500	$448,000		$412,000		$380,000	$359,700
Early Vesting of Stock Options(2)(3)	$2,747,725	$742,170		$776,663		$291,152	$281,840
Early Vesting of Restricted Stock and Restricted Stock Units(2)(4)	$3,949,559	$583,929	(5)	$544,756	(5)	$465,893	$711,565
Early Vesting of Performance Shares(2)(6)	$6,818,816	$1,837,884		$1,931,110		$659,241	$399,540
Retirement Benefit Payment(7)	$295,509	$383,647		$325,607		$254,723	$—
Defined Contribution Plan Payments(8)	$518,943	$45,000		$196,557		$280,230	$—
Health and Welfare Benefit Values	$42,195	$38,060		$56,337		$41,108	$—
Post-Retirement Medical Coverage(9)	$10,410	$4,278		$4,278		$—	$—
Outplacement Services	$25,000	$25,000		$25,000		$25,000	$—
Personal Allowances(10)	$5,098	$4,894		$4,652		$3,126	$—
Excise Tax and Gross-Up	$6,259,175	$—		$—		$—	$—	(12)
Executive Life Insurance	$—	$40,602		$101,594		$—	$—
Argentinean Statutory Payment	$—	$—		$—		$—	$1,232,000	(11)

Total	$29,072,430	$7,177,464		$7,159,554		$4,965,473	$4,270,545

(1)
Pro rata target award based on guaranteed pro rata target payment under severance agreements.

(2)
Upon a change in control, all outstanding options will become fully exercisable, all restrictions imposed on outstanding shares of restricted stock and restricted stock units will immediately lapse and all outstanding performance shares will immediately vest as described in footnote 6.

(3)
Based on the closing price of a share of our common stock on December 31, 2012 ($64.43) minus the applicable exercise price.

(4)
The number of shares of restricted stock or restricted stock units multiplied by $64.43 (the closing price of a share of our common stock on December 31, 2012).

(5)
For Ms. Beebe and Mr. Fortnum, reflects the full payment they would receive, which is equal to the sum of the payment due to their eligibility for retirement plus the incremental payment due to the change in control.

(6)
Reflects the target number of performance shares for the 2010 through 2012, 2011 through 2013 and 2012 through 2014 performance periods multiplied by the highest stock price of a share of our common stock during the 90-day period immediately preceding the date of the assumed change in control, December 31, 2012 ($66.59).

(7)
Reflects only the additional amounts earned under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts due to a change in control (three extra years of service credits) as well as the continuation of vesting over the severance period.

(8)
Reflects cash payments or nonqualified plan credits equal to three years of employer matching contributions under the Retirement Savings Plan and the Savings Plan Make-up Accounts as well as the continuation of vesting over the severance period.

(9)
Executive officers are vested in their RHCSA accounts at age 55 with ten years of service. Upon a change in control, each named executive officer other than Mr. dos Reis would receive three additional years of service credits and company contributions and become vested in their RHCSA accounts, if not already vested. Ms. Beebe and Mr. Fortnum are currently vested in their accounts. The amounts shown for them reflect the additional three years of service credits they would receive upon a change in control. Ms. Gordon will vest in her accounts as a result of the Change in Control and will also receive the three additional years of service credits. The amount shown for her reflects the full account balance as of December 31, 2012 and the three additional years of service credits. Mr. Zallie is not eligible for a RHCSA account. He is grandfathered in the National Starch LLC Postretirement Welfare Plan, and there are no enhancements to this plan upon a change in control.

(10)
Reflects the company cost related to three months of financial planning services and company car lease payments.

(11)
In the event of termination with or without cause as defined in the Argentinean statute, Mr. dos Reis is entitled to an amount of severance based on his age and years of service. The amount due to Mr. dos Reis under his severance agreement upon termination due to a change in control ($2,517,900) would be reduced by all or any portion of such amount received by Mr. dos Reis, which is estimated to be $1,232,000 at December 31, 2012.

(12)
For Mr. dos Reis it is assumed that there will be no U.S. tax liability.

Risk Arising from Compensation Policies and Practices

        We believe that risk associated with our incentive plans is low. All eligible employees participate in short-term incentive and long-term incentive plans with substantially similar terms. The metrics and goals for those plans are developed by management and are reviewed and approved by the Board of Directors. Management's opinion is that our plan designs do not promote inappropriate risk taking.

Compensation Committee Report

        The Compensation Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed "Compensation Discussion and Analysis," and, on the basis of that review and discussion, recommended that that section be included in our Annual Report on Form 10-K and in this proxy statement.

                      Compensation Committee
                      P. Hanrahan, Chairman
                      K. L. Hendricks
                      D. A. Wilson

Compensation Committee Interlocks and Insider Participation

        None of the Compensation Committee members:

  •
  has ever been an officer or employee of the company,

  •
  is or was a participant in a related person transaction in 2012 (see "Review and Approval of Transactions with Related Persons" for a description of our policy on related person transactions) or

  •
  is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

Proposal 2. Advisory Vote on Compensation of Our Named Executive Officers

        We seek your advisory vote on our executive compensation programs. Two years ago our board recommended that stockholders vote, on an advisory basis, to hold an advisory vote to approve compensation of executives as required by section 14A(a)(2) of the Securities and Exchange Act of 1934, as amended, every year. A majority of the votes cast by stockholders was voted in favor of an annual vote on compensation. In line with this recommendation by our stockholders, the Board of Directors has decided that it will include an advisory stockholder vote on the compensation of executives in the company's proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

        We ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement. Because your vote is advisory, it will not be binding on the board or the company. However, the board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        We have a long-standing tradition of delivering performance results for our stockholders, customers and the communities in which we operate. Our executive compensation programs have played a material role in our ability to achieve strong financial results and attract and retain a highly experienced, successful team to manage the company.

        Our executive team has successfully managed the company through the recent dramatic economic downturn. We are poised to continue our long-standing tradition of excellence and delivering performance results for our stockholders, our customers and the communities in which we operate and to provide a diverse and engaged workforce.

        We believe that our executive compensation programs are structured to effectively support our company and our business objectives.

  •
  Our compensation programs are substantially tied into our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

  •
  We maintain the highest level of corporate governance over our executive pay programs.

  •
  We closely monitor our compensation programs and pay levels of executives of companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

        The Board of Directors recommends that you vote FOR the following proposal:

        RESOLVED: that the stockholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the company's 2013 annual meeting of stockholders.

 Equity Compensation Plan Information as of December 31, 2012

        The following table provides information as of December 31, 2012 about the company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,906,502	(1)	$35.6278	(2)	3,712,405
Equity compensation plans not approved by security holders	87,781	(3)	N/A		449,606

Total	3,994,282		$30.2924	(4)	4,162,011

(1)
This amount includes an aggregate of 311,120 shares of company common stock representing outstanding performance share target awards that will vest only upon the successful completion of the relevant long-term incentive performance cycle and will be payable, if earned, by the company in shares of company common stock. The amount included in this column in respect of these performance awards assumes that all such performance awards vest 100%. This amount also includes 383,270 restricted stock units outstanding as of December 31, 2012. This amount does not include 95,157 shares of restricted stock outstanding as of December 31, 2012.

(2)
This price does not take into account the 311,120 performance share target awards and 383,270 restricted stock units referenced in footnote 1, because those awards have no exercise price.

(3)
This amount assumes that all phantom stock units of the company credited to the Deferred Compensation Plan for Outside Directors and phantom stock units in the SERP of the participating directors and executive officers will be paid in the form of shares of company common stock.

(4)
This price represents the weighted-average exercise price of outstanding options. It excludes the phantom stock units referenced in footnote 3 as well as the 311,120 performance share target awards and 383,270 restricted stock units referenced in footnote 1, because those awards have no exercise price.

Independence of Board Members

        Under the rules of the New York Stock Exchange, a director is not considered to be independent unless the Board of Directors has affirmatively determined that the director has no material relationship with the company or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or any of its subsidiaries). In addition, the New York Stock Exchange rules stipulate that certain relationships preclude a director from being considered to be independent. Our Board of Directors has determined that each director and nominee for director, except for I. S. Gordon, the company's Chief Executive Officer, is independent.

        In making its determination as to the independent directors, the board reviewed relationships between the company and the directors, including ordinary course relationships arising from transactions (all of which, other than the transactions described under the heading "Certain Relationships and Related Transactions" in this proxy statement and the proxy statements for our prior two annual meetings represented substantially less than one percent of the revenues of the entities involved) on terms and conditions substantially similar to those with unaffiliated third parties between the company and entities where the directors or their immediate family members are directors, advisory board members, executive officers or employees or own five percent or more of the equity of the applicable entity (Messrs. Aranguren-Trellez, Hanrahan, Hewett, Ringler and Wilson). The board also reviewed the company's contributions to charitable organizations (none of which exceeded $20,000 in any year) where the directors or their immediate family members serve as officers, directors or trustees (Messrs. Almeida and Kenny).

Review and Approval of Transactions with Related Persons

        The board has adopted a policy and procedures for review, approval and monitoring of transactions involving the company and "related persons" (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the company's outstanding stock). The policy covers any related person transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

Policy

        Related person transactions must be approved by the Audit Committee of the Board of Directors or if a related person involved is a member of the Board of Directors or a nominee to become a director then by all of the disinterested independent members of the board. In considering the transaction, the committee or independent directors will consider all relevant factors, including as applicable

  •
  the size of the transaction and the amount payable, directly or indirectly, to a related person,

  •
  the nature of the interest or involvement of the related person in the transaction,

  •
  whether the transaction creates an appearance of a conflict of interest or unfair dealing,

  •
  whether the rates or charges and other key terms involved in the transaction were determined by competitive bids,

  •
  whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties and

  •
  the impact of the transaction on the company and its stockholders.

Procedures

  •
  The Chief Financial Officer will advise the Chairman of the Audit Committee of any related person transaction of which she becomes aware.

  •
  The Audit Committee will consider such related person transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose. If approval or ratification of the related person transaction requires consideration by all of the disinterested and independent members of the Board of Directors, the related person transaction will be considered at the board's next regularly scheduled meeting or, if the disinterested and independent directors deem it advisable, prior thereto at an interim meeting called for such purpose.

  •
  Except as set forth below, any related person transaction not approved in advance by the Audit Committee or a majority of the disinterested and independent directors will not be entered into by the company unless the consummation of the transaction is expressly subject to ratification by the Audit Committee or a majority of the disinterested and independent directors. If the transaction is not so ratified, the company will not consummate the transaction. It is the responsibility of management to notify the Chief Financial Officer of all potential related person transactions in advance, so as to allow appropriate review under the company's guidelines.

  •
  If the company enters into a transaction that (i) the company was not aware constituted a related person transaction at the time it was entered into but which it subsequently determines is a related person transaction prior to full performance thereof or (ii) did not constitute a related person transaction at the time such transaction was entered into but thereafter becomes a related person transaction prior to full performance thereof, then in either such case the related person transaction will be presented for ratification in the manner set forth above. If the related person transaction is not ratified, then the company will take all reasonable actions to attempt to terminate its participation in the transaction. Reasonable steps will not be deemed to require that the company act in breach of any contractual obligations or otherwise expose itself to legal liability.

  •
  The Chief Financial Officer will update the Audit Committee or the board, as applicable, on the status of any approved related person transaction not less than annually, or upon termination of or anticipated significant change in the related person transaction. Anticipated significant changes will be subject to the approval processes required for initial approval of a related person transaction.

        Currently the only related person transactions are the transactions at competitive market rates described below, through the company's Mexican subsidiary, with a wholly owned subsidiary of a company owned by Luis Aranguren-Trellez and his brothers.

Certain Relationships and Related Transactions

        During 2012, we, through our Mexican subsidiary, CPIngredientes, S.A. de C.V., sold (a) steam and (b) starch and other products, in each case at commercial market rates in amounts totaling approximately $248,256 (net of value added tax) and approximately $397,090, respectively, to Enmex, S.A. de C.V., a wholly owned subsidiary of Arancia, S.A. de C.V. Luis Aranguren-Trellez is Vice President of the Board and Executive President of Arancia which is owned by Mr. Aranguren-Trellez and his brothers. These sales were substantially less than 1% of Arancia's revenues. We expect to continue sales to Enmex of starch and other products totaling approximately $400,000 in 2013.

2012 and 2011 Audit Firm Fee Summary

        Following is a summary of professional services provided by the company's independent auditors, KPMG LLP, during the years ended December 31, 2012 and 2011, and the related fees:

	2012	2011
Audit Fees for the annual consolidated financial statements and internal control over financial reporting and completion of limited reviews of quarterly financial information and foreign statutory audits	$4,648,000	$4,922,000
Total Audit-Related Fees	44,000	54,000
Total Tax Fees	88,000	84,000
All Other Fees	2,000	6,000

Audit-Related Fees

        The audit-related fees include benefit plan audits, review of government filings and filings with the U.S. Securities and Exchange Commission and integration work related to the National Starch acquisition.

 Tax Fees

        The tax fees relate to tax compliance and consultation in the various countries in which the company operates.

All Other Fees

        All other fees include access fees relating to on-line research resources.

        All audit, audit-related, tax services and other services performed by KPMG are approved by the Audit Committee in advance of the engagement. The Audit Committee has considered and determined the compatibility of the audit-related and tax services provided by KPMG with auditor independence.

Audit Committee Report

        The Audit Committee of the Board of Directors reports that it has: (i) reviewed and discussed with management the audited financial statements of the company for the fiscal year ended December 31, 2012; (ii) discussed with KPMG LLP, the independent registered public accounting firm serving as the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and discussed with KPMG their independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the company for the fiscal year ended December 31, 2012 be included in the company's Annual Report on Form 10-K for 2012 for filing with the Securities and Exchange Commission.

                      Audit Committee
                      B. A. Klein, Chairman
                      L. Aranguren-Trellez
                      W. M. Hewett

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2013. Representatives of KPMG are expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain audit-related and tax services for the company. Although the company is not required to seek stockholder approval of this appointment, the board currently believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that it would be in the company's and our stockholders' best interests.

        The Board of Directors and the Audit Committee recommend that you vote FOR the following proposal:

        RESOLVED: that the appointment by the Audit Committee of the Board of Directors of the firm of KPMG LLP as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2013, is hereby ratified.

 Other Matters

        We do not know of any other matters or items of business to be presented or acted upon at the annual meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using her best judgment.

Other Information

        Any stockholder who wishes to receive a separate copy of this proxy statement or our 2012 Annual Report to Stockholders can do so by contacting the Corporate Secretary of the company, by telephone at 708-551-2600 or by mail at the company's principal executive office, the address of which is Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. Alternatively, you can access our 2012 Annual Report to Stockholders, which includes our 2012 Annual Report on Form 10-K and other financial information, on the "Investors" section of our website at: http://www.ingredion.com. You can access our Corporate Governance Principles, our Code of Ethics for Chief Executive Officer, Chief Financial Officer and Other Executives Involved in Financial Reporting and our Policies on Business Conduct in the "Governance" section of our website at http://www.ingredion.com. Please note that the information on our website is not incorporated by reference in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the company's directors and executive officers to file timely reports of holdings and transactions in the company's common stock (including derivatives thereof) with the U.S. Securities and Exchange Commission (the "SEC"). The company has reviewed the forms filed on behalf of its directors and executive officers during and with respect to 2012 and has also reviewed other information including written representations that no annual SEC Form 5 report was required by such directors and executive officers. Based on this review, the company believes that none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2012 except for a Form 4 report filed by Karen L. Hendricks, a director, on December 20, 2012 to report the sale of 1,965.122 shares of the company's common stock on November 6, 2012.

        Please cast your vote on the Internet or by telephone as soon as possible, or if you received a paper copy of the proxy materials and want to vote by mail, please complete the accompanying proxy card and mail it in the enclosed, postage-paid envelope as soon as possible, or, if you have received a voting instruction form from a broker, bank or other nominee, please cast your vote by following the instructions provided on that form.

By order of the Board of Directors,

Christine M. Castellano Senior Vice President, General Counsel and Corporate Secretary

April 2, 2013

Appendix A

Reconciliation of Adjusted Diluted Earnings Per Share to Diluted Earnings
Per Share Determined in Accordance with Generally Accepted Accounting Principles

        To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses non-GAAP historical financial measures, which exclude certain GAAP items such as impairment and restructuring costs, costs related to the integration of National Starch, and certain other unusual items. The Company uses the term "adjusted" when referring to these non-GAAP amounts.

        Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's operating results and trends for the periods presented. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

        Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of adjusted diluted earnings per share to diluted earnings per share in accordance with GAAP is provided in the table below.

	Year Ended December 31, 2012		Year Ended December 31, 2011
	(in millions)	EPS	(in millions)	EPS
Net income attributable to Ingredion	$427.5	$5.47	$415.7	$5.32
Add back (deduct):
Reversal of Korean deferred tax asset valuation allowance	(12.8)	(0.16)	—	—
Restructuring / impairment charges, net of income tax benefit of $12.8 million for year ended December 31, 2012, and $3.5 million for the year ended December 31, 2011	22.9	0.29	6.5	0.08
Gain from change in benefit plans, net of income tax of $1.4 million in 2012 and $11.4 million in 2011	(3.4)	(0.04)	(18.0)	(0.23)
Gain from sale of land, net of income tax of $0.4 million	(1.9)	(0.02)	—	—
Integration costs, net of income tax benefit of $1.6 million for the year ended December 31, 2012 and $10.2 million for the year ended December 31, 2011	2.7	0.03	20.6	0.26
NAFTA Award	—	—	(58.4)	(0.75)

Non-GAAP adjusted net income	$435.0	$5.57	$366.4	$4.68

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2013 (until 11:59 p.m. Eastern Time on May 10, 2013 to instruct the Retirement Savings Plan Trustee). Have your proxy card/voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2013 (until 11:59 p.m. Eastern Time on May 10, 2013 to instruct the Retirement Savings Plan Trustee). Have your proxy card/voting instruction form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ingredion Incorporated c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. (Your voting instructions must be received by 11:59 p.m. Eastern Time on May 10, 2013 to instruct the Retirement Savings Plan Trustee.) If you vote using the Internet or vote by phone, please do not mail your proxy. THANK YOU FOR VOTING INGREDION INCORPORATED 5 WESTBROOK CORPORATE CENTER WESTCHESTER, IL 60154 M56683-P36649 INGREDION INCORPORATED THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3: 1. Election of Directors Abstain For Against For Against Abstain Nominees: 1a. Richard J. Almeida 2. To approve, by advisory vote, the compensation of the Company's named executive officers. 1b. Luis Aranguren-Trellez 3. To ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company and its subsidiaries, in respect of the Company's operations in 2013. 1c. David B. Fischer 1d. Ilene S. Gordon 1e. Paul Hanrahan The shares represented by this proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees for election as a Director and FOR Items 2 and 3. If any other matters properly come before the meeting, or any adjournment or adjournments thereof, each person named in this proxy/voting instruction will vote in his or her or its discretion. 1f. Wayne M. Hewett 1g. Gregory B. Kenny 1h. Barbara A. Klein 1i. James M. Ringler 1j. Dwayne A. Wilson For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. No Yes Please date and sign as name appears hereon. If shares are held jointly by two or more persons, each stockholder should sign. Executors, administrators, trustees, etc., should indicate so when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

ADMISSION TICKET 2013 Annual Meeting of Stockholders Wednesday, May 15, 2013 9:00 a.m. at the Westbrook Corporate Center Meeting Facility Annex between Towers 2 and 5, Westchester, Illinois 60154 Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted. The use of cameras at the Annual Meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that most cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our Notice and Proxy Statement and our Annual Report to Stockholders are available at www.proxyvote.com. ADMISSION TICKET FOLD AND DETACH HERE FOLD AND DETACH HERE M56684-P36649 Annual Meeting of Stockholders - To Be Held Wednesday, May 15, 2013 THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of Ingredion Incorporated, acknowledges receipt of the Proxy Statement dated April 2, 2013, and except as described in the next paragraph, appoints ILENE S. GORDON and CHRISTINE M. CASTELLANO, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf of the undersigned and in the undersigned's name, to represent the undersigned at the Annual Meeting of Stockholders to be held Wednesday, May 15, 2013 at 9:00 a.m., local time, at the Westbrook Corporate Center Meeting Facility, Westchester, Illinois 60154, and at any adjournment(s) of the meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if the undersigned were personally present, on all matters listed on the reverse side. With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held on behalf of the undersigned in the Ingredion Incorporated Retirement Savings Plans (collectively, the "Plan"), the undersigned directs Fidelity Management Trust Company, as Trustee of the Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Ingredion Incorporated shares allocated to your Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the Internet or telephone. The cut-off date for submitting voting instructions on the Internet or by telephone to the Trustee is 11:59 p.m. Eastern Time on Friday, May 10, 2013, and such instructions by mail must be received by 11:59 p.m. Eastern Time on Friday, May 10, 2013. If you do not return your signed Proxy Card/Voting Instruction Form or provide Internet or telephonic voting instructions on a timely basis for the shares allocated to your Plan account, those shares will not be voted. If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. IF YOU WISH TO VOTE BY THE INTERNET, TELEPHONE OR MAIL, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE. Ingredion Incorporated encourages you to take advantage of convenient ways to vote these shares for matters to be covered at the 2013 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Address Changes/Comments: ________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated, on the reverse side.)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2013. Meeting Information INGREDION INCORPORATED Meeting Type: Annual For holders as of: March 19, 2013 Date: May 15, 2013 Time: 9:00 a.m. CDT Location: Westbrook Corporate Center Meeting Facility Annex between Towers 2 and 5 Westchester, IL 60154 Dear Stockholder, you are receiving this Notice because the proxy materials for our 2013 Annual Meeting of Stockholders are available on the Internet. You should review these materials before you cast your vote. This is not a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. INGREDION INCORPORATED 5 WESTBROOK CORPORATE CENTER WESTCHESTER, IL 60154 M56709-P36649 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2013 to facilitate timely delivery. M56710-P36649 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3: 1. Election of Directors Nominees: 2. To approve, by advisory vote, the compensation of the Company's named executive officers. 1a. Richard J. Almeida 3. To ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company and its subsidiaries, in respect of the Company's operations in 2013. 1b. Luis Aranguren-Trellez 1c. David B. Fischer 1d. Ilene S. Gordon NOTE: Such other business, if any, that is properly brought before the meeting and prior to any adjournment or adjournments of the meeting. 1e. Paul Hanrahan The proxies are authorized to vote in their discretion on all such other matters that may properly come before the meeting or any adjournment or adjournments thereof. 1f. Wayne M. Hewett 1g. Gregory B. Kenny 1h. Barbara A. Klein M56711-P36649 1i. James M. Ringler 1j. Dwayne A. Wilson

Please retain this Notice if you wish to attend the Annual Meeting of Stockholders in person. You must present this Notice at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted. The use of cameras at the Annual Meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that most cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room. M56712-P36649